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                                                                     Exhibit 2.1


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                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                              GART SPORTS COMPANY,


                             GOLD ACQUISITION CORP.


                                       AND



                           THE SPORTS AUTHORITY, INC.







                          DATED AS OF FEBRUARY 19, 2003










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                                TABLE OF CONTENTS

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ARTICLE I             THE MERGER.................................................................................2

         Section 1.1       The Merger............................................................................2

         Section 1.2       Effective Time; Closing...............................................................2

         Section 1.3       Effect of the Merger..................................................................2

         Section 1.4       Conversion of Company Common Stock....................................................2

         Section 1.5       Conversion of Common Stock of Merger Sub..............................................3

         Section 1.6       Tax-Free Reorganization...............................................................3

ARTICLE II            EXCHANGE OF CERTIFICATES...................................................................3

         Section 2.1       Exchange Agent........................................................................3

         Section 2.2       Exchange Procedures...................................................................4

         Section 2.3       Distributions with Respect to Unexchanged Shares......................................4

         Section 2.4       No Further Ownership Rights in the Company Common Stock...............................4

         Section 2.5       No Fractional Shares of Parent Common Stock...........................................5

         Section 2.6       No Liability..........................................................................5

         Section 2.7       Lost Certificates.....................................................................5

         Section 2.8       Withholding Rights....................................................................5

         Section 2.9       Stock Transfer Books..................................................................6

         Section 2.10      Shares held by the Company Affiliates.................................................6

ARTICLE III           CERTAIN CORPORATE MATTERS..................................................................6

         Section 3.1       Certificates of Incorporation.........................................................6

         Section 3.2       Bylaws................................................................................6

         Section 3.3       Directors and Officers................................................................6

         Section 3.4       Corporate Headquarters................................................................7

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................7

         Section 4.1       Organization and Standing.............................................................7

         Section 4.2       Capitalization........................................................................7

         Section 4.3       Authority for Agreement...............................................................8

         Section 4.4       No Conflict...........................................................................9

         Section 4.5       Required Filings and Consents........................................................10

         Section 4.6       Compliance...........................................................................10

         Section 4.7       SEC Filings, Financial Statements....................................................10

         Section 4.8       Absence of Certain Changes or Events.................................................11

         Section 4.9       Taxes................................................................................11

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         Section 4.10      Title to Assets......................................................................12

         Section 4.11      Litigation...........................................................................13

         Section 4.12      Employee Benefit Plans and Agreements................................................13

         Section 4.13      Labor and Employment Matters.........................................................15

         Section 4.14      Real Estate..........................................................................16

         Section 4.15      Environmental Compliance and Disclosure..............................................18

         Section 4.16      Intellectual Property................................................................19

         Section 4.17      Material Contracts...................................................................20

         Section 4.18      Insurance Policies...................................................................20

         Section 4.19      Merchandise Vendors..................................................................21

         Section 4.20      Vendors and Landlords................................................................21

         Section 4.21      Terminated Leases....................................................................21

         Section 4.22      Information Supplied.................................................................21

         Section 4.23      Transactions with Affiliates.........................................................21

         Section 4.24      Brokers..............................................................................21

         Section 4.25      Board Approval.......................................................................22

         Section 4.26      Vote Required........................................................................22

         Section 4.27      Disclosure...........................................................................22

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...................................22

         Section 5.1       Organization and Standing............................................................22

         Section 5.2       Capitalization.......................................................................23

         Section 5.3       Authority for Agreement..............................................................23

         Section 5.4       No Conflict..........................................................................24

         Section 5.5       Required Filings and Consents........................................................25

         Section 5.6       Compliance...........................................................................25

         Section 5.7       SEC Filings, Financial Statements....................................................25

         Section 5.8       Absence of Certain Changes or Events.................................................26

         Section 5.9       Taxes................................................................................26

         Section 5.10      Title to Assets......................................................................27

         Section 5.11      Litigation...........................................................................27

         Section 5.12      Employee Benefit Plans and Agreements................................................27

         Section 5.13      Labor and Employment Matters.........................................................29

         Section 5.14      Real Estate..........................................................................30


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         Section 5.15      Environmental Compliance and Disclosure..............................................32

         Section 5.16      Intellectual Property................................................................33

         Section 5.17      Material Contracts...................................................................34

         Section 5.18      Insurance Policies...................................................................34

         Section 5.19      Merchandise Vendors..................................................................34

         Section 5.20      Vendors and Landlords................................................................35

         Section 5.21      Terminated Leases....................................................................35

         Section 5.22      Information Supplied.................................................................35

         Section 5.23      Transactions with Affiliates.........................................................35

         Section 5.24      Brokers..............................................................................35

         Section 5.25      Board Approval.......................................................................36

         Section 5.26      Merger Sub...........................................................................36

         Section 5.27      Vote Required........................................................................36

         Section 5.28      Disclosure...........................................................................36

ARTICLE VI            COVENANTS RELATING TO CONDUCT OF BUSINESS.................................................36

         Section 6.1       Covenants of the Company.............................................................36

         Section 6.2       Covenants of Parent..................................................................39

ARTICLE VII           ADDITIONAL AGREEMENTS.....................................................................41

         Section 7.1       Preparation of the Form S-4 and the Joint Proxy Statement/Prospectus;
                           Stockholders Meetings................................................................42

         Section 7.2       Access to Information................................................................43

         Section 7.3       Reasonable Best Efforts..............................................................43

         Section 7.4       No Solicitation by the Company.......................................................44

         Section 7.5       No Solicitation by Parent............................................................46

         Section 7.6       Company Options, Restricted Stock, Company Plans and Severance Agreements............48

         Section 7.7       Fees and Expenses....................................................................50

         Section 7.8       Indemnification, Exculpation and Insurance...........................................52

         Section 7.9       Public Announcements.................................................................52

         Section 7.10      NYSE Listing.........................................................................53

         Section 7.11      Affiliate Letter.....................................................................53

         Section 7.12      Tax Treatment........................................................................53

         Section 7.13      Further Assurances...................................................................53

         Section 7.14      Notices of Certain Events............................................................54

         Section 7.15      Stockholder Litigation...............................................................54

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ARTICLE VIII          CONDITIONS................................................................................54

         Section 8.1       Conditions to the Obligation of Each Party...........................................54

         Section 8.2       Conditions to Obligations of Parent and Merger Sub to Effect the Merger..............55

         Section 8.3       Conditions to Obligations of the Company to Effect the Merger........................56

ARTICLE IX            TERMINATION, AMENDMENT AND WAIVER.........................................................56

         Section 9.1       Termination..........................................................................56

         Section 9.2       Effect of Termination................................................................57

         Section 9.3       Amendments...........................................................................57

         Section 9.4       Waiver...............................................................................58

ARTICLE X             GENERAL PROVISIONS........................................................................58

         Section 10.1      No Third-Party Beneficiaries.........................................................58

         Section 10.2      Entire Agreement.....................................................................58

         Section 10.3      Succession and Assignment............................................................58

         Section 10.4      Counterparts.........................................................................58

         Section 10.5      Headings.............................................................................58

         Section 10.6      Governing Law........................................................................58

         Section 10.7      Submission to Jurisdiction; Waivers..................................................58

         Section 10.8      Severability.........................................................................59

         Section 10.9      Construction.........................................................................59

         Section 10.10     Non-Survival of Representations, Warranties and Agreements...........................59

         Section 10.11     Certain Definitions..................................................................59

         Section 10.12     Notices..............................................................................60

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EXHIBITS:

Exhibit A - Persons to be the Executive Officers of Parent following the
            Effective Time
Exhibit B - Affiliates Letter
Exhibit C - Tax Opinion of Counsel to Parent
Exhibit D - Letter of Representations in support of Tax Opinion of
            Counsel to Parent
Exhibit E - Tax Opinion of Counsel to the Company
Exhibit F - Letter of Representations in support of Tax Opinion of Counsel to the Company
Exhibit G - Amendment to Parent Bylaws





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                             INDEX OF DEFINED TERMS

                                                                   SECTION
 DEFINED TERM                                                   WHERE DEFINED

 "ADJUSTED OPTION"...............................................  7.6(c)
 "AGREEMENT".....................................................  Preamble
 "ASSOCIATE".....................................................  10.11(a)
 "AFFILIATE".....................................................  10.11(a)
 "BUSINESS DAY"..................................................  10.11(b)
 "CERCLA"........................................................  4.15(b)
 "CERTIFICATE"...................................................  1.4(c)
 "CERTIFICATE OF MERGER".........................................  1.2
 "CLOSING".......................................................  1.2
 "CLOSING DATE"..................................................  1.2
 "CODE"..........................................................  Recitals
 "COMPANY".......................................................  Preamble
 "COMPANY ACQUISITION AGREEMENT".................................  7.4(c)
 "COMPANY ACQUISITION PROPOSAL"..................................  7.4(b)
 "COMPANY AGREEMENTS"............................................  7.6(a)
 "COMPANY APPLICABLE PERIOD".....................................  7.4(a)
 "COMPANY BENEFIT PLANS".........................................  4.12(a)
 "COMPANY BOARD APPROVAL"........................................  4.25
 "COMPANY BYLAWS"................................................  4.1
 "COMPANY CERTIFICATE OF INCORPORATION"..........................  4.1
 "COMPANY COMMON STOCK"..........................................  Recitals
 "COMPANY DISCLOSURE LETTER".....................................  Article IV
 "COMPANY ERISA AFFILIATE".......................................  4.12(e)
 "COMPANY FEBRUARY 2002 BALANCE SHEET"...........................  4.7(c)
 "COMPANY FINANCIAL STATEMENTS"..................................  4.7(b)
 "COMPANY IMPROVEMENTS"..........................................  4.14(g)
 "COMPANY LEASED REAL PROPERTY"..................................  4.14(b)
 "COMPANY LEASES"................................................  4.14(b)
 "COMPANY LICENSED INTELLECTUAL PROPERTY"........................  4.16(b)
 "COMPANY MATERIAL ADVERSE EFFECT"...............................  10.11(c)
 "COMPANY MATERIAL CONTRACTS"....................................  4.17
 "COMPANY OPTIONS"...............................................  4.2
 "COMPANY OWNED INTELLECTUAL PROPERTY"...........................  4.16(b)
 "COMPANY OWNED REGISTERED INTELLECTUAL PROPERTY"................  4.16(b)
 "COMPANY OWNED REAL PROPERTY"...................................  4.14(a)
 "COMPANY OWNED SOFTWARE"........................................  4.16(c)
 "COMPANY PREFERRED STOCK".......................................  4.2
 "COMPANY REAL PROPERTY".........................................  4.14(c)
 "COMPANY REAL PROPERTY PERMITS".................................  4.14(h)
 "COMPANY RIGHTS AGREEMENT"......................................  1.4(a)
 "COMPANY SEC REPORTS"...........................................  4.7(a)
 "COMPANY SHAREHOLDER APPROVAL"..................................  4.3(a)
 "COMPANY STOCKHOLDERS MEETING"..................................  7.1(b)
 "COMPANY SUPERIOR PROPOSAL".....................................  7.4(b)
 "COMPANY STOCK PLANS"...........................................  4.2
 "COMPANY TERMINATION FEE".......................................  7.7(b)(1)

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 "COMPANY 10-K"..................................................  4.7(c)
 "COMPANY'S INDEPENDENT ADVISOR".................................  4.3(c)
 "CONFIDENTIALITY AGREEMENT".....................................  7.2
 "CONTRACTS".....................................................  4.4
 "DGCL"..........................................................  Recitals
 "DOJ"...........................................................  7.3(b)
 "EFFECTIVE TIME"................................................  1.2
 "ENVIRONMENT"...................................................  4.15(d)
 "ENVIRONMENTAL LAWS"............................................  4.15(a)
 "ERISA".........................................................  4.12(a)
 "EXCHANGE ACT"..................................................  4.5
 "EXCHANGE AGENT"................................................  2.1
 "EXCHANGE RATIO"................................................  1.4(a)
 "EXPENSES"......................................................  7.7(a)
 "FORM S-4"......................................................  7.1(a)
 "FTC"...........................................................  7.3(b)
 "GAAP"..........................................................  4.7(b)
 "GOVERNMENTAL ENTITY"...........................................  4.5
 "HAZARDOUS MATERIALS"...........................................  4.15
 "HSR ACT".......................................................  4.5
 "JOINT PROXY STATEMENT/PROSPECTUS"..............................  7.1(a)
 "KNOWLEDGE".....................................................  10.11(d)
 "LAW"...........................................................  2.3
 "LITIGATION"....................................................  4.11
 "MERGER"........................................................  Recitals
 "MERGER CONSIDERATION"..........................................  1.4(a)
 "MERGER SUB"....................................................  Preamble
 "NLRB"..........................................................  4.13(b)
 "NMS"...........................................................  2.5(b)
 "NYSE"..........................................................  3.3(a)
 "PARENT"........................................................  Preamble
 "PARENT ACQUISITION AGREEMENT"..................................  7.5(c)
 "PARENT ACQUISITION PROPOSAL"...................................  7.5(b)
 "PARENT APPLICABLE PERIOD"......................................  7.5(a)
 "PARENT BENEFIT PLANS"..........................................  5.12(a)
 "PARENT BOARD APPROVAL".........................................  5.25
 "PARENT BYLAWS".................................................  5.1
 "PARENT CERTIFICATE OF INCORPORATION"...........................  5.1
 "PARENT COMMON STOCK"...........................................  Recitals
 "PARENT DISCLOSURE LETTER"......................................  Article V
 "PARENT ERISA AFFILIATE"........................................  5.12(e)
 "PARENT FEBRUARY 2002 BALANCE SHEET"............................  5.7(c)
 "PARENT FINANCIAL STATEMENTS"...................................  5.7(b)
 "PARENT IMPROVEMENTS"...........................................  5.14(g)
 "PARENT LEASED REAL PROPERTY"...................................  5.14(b)
 "PARENT LEASES".................................................  5.14(b)
 "PARENT LICENSED INTELLECTUAL PROPERTY".........................  5.16(b)
 "PARENT MATERIAL ADVERSE EFFECT"................................  10.11(e)
 "PARENT MATERIAL CONTRACTS".....................................  5.17


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 "PARENT OPTIONS"................................................  5.2
 "PARENT OWNED INTELLECTUAL PROPERTY"............................  5.16(b)
 "PARENT OWNED REAL PROPERTY"....................................  5.14(a)
 "PARENT OWNED REGISTERED INTELLECTUAL PROPERTY..................  5.16(b)
 "PARENT OWNED SOFTWARE".........................................  5.16(c)
 "PARENT PREFERRED STOCK"........................................  5.2
 "PARENT REAL PROPERTY"..........................................  5.14(c)
 "PARENT REAL PROPERTY PERMITS"..................................  5.14(h)
 "PARENT SEC REPORTS"............................................  5.7(a)
 "PARENT SHAREHOLDER APPROVAL"...................................  5.3(a)
 "PARENT STOCK PLANS"............................................  5.2
 "PARENT STOCKHOLDERS MEETING"...................................  7.1(c)
 "PARENT SUPERIOR PROPOSAL"......................................  7.5(b)
 "PARENT TERMINATION FEE"........................................  7.7(c)(1)
 "PARENT 10-K"...................................................  5.7(c)
 "PARENT'S INDEPENDENT ADVISOR"..................................  5.3(b)
 "PERSON"........................................................  10.11(f)
 "REGULATORY LAW"................................................  7.3(c)
 "RELEASE".......................................................  4.15(d)
 "REPRESENTATIVES"...............................................  7.4(a)
 "REQUIRED APPROVAL".............................................  7.3(a)
 "SEC"...........................................................  4.7(a)
 "SECURITIES ACT"................................................  4.5
 "SUBSIDIARY"....................................................  10.11(g)
 "SURVIVING CORPORATION".........................................  1.1
 "TAX"...........................................................  4.9
 "TAXES".........................................................  4.9
 "TAX RETURN"....................................................  4.9
 "TERMINATION DATE"..............................................  9.1(b)
 "VOTING AGREEMENT"..............................................  Recitals






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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of February 19, 2003, by and among GART SPORTS COMPANY, a Delaware corporation ("PARENT"), GOLD ACQUISITION CORP., a Delaware corporation ("MERGER SUB") and wholly owned subsidiary of Parent, and THE SPORTS AUTHORITY, INC., a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company deem it advisable and in the best interests of each corporation and its respective stockholders that Parent and the Company combine in order to advance the long-term business strategies of Parent and the Company; and

         WHEREAS, the Board of Directors of the Company has unanimously determined that the merger of Merger Sub with and into the Company (the "MERGER") and this Agreement are fair to, and in the best interests of, the Company and the holders of the common stock of the Company, par value $.01 per share (the "COMPANY COMMON Stock"); and

         WHEREAS, the Board of Directors of Parent has unanimously determined that the Merger and this Agreement are fair to, and in the best interests of, Parent and the holders of the common stock of Parent, par value $.01 per share (the "PARENT COMMON STOCK"); and

         WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the Merger on the terms and conditions contained in this Agreement; and

         WHEREAS, immediately following execution of this Agreement by the parties hereto, this Agreement shall be submitted to Parent, as the sole stockholder of Merger Sub, and Parent, as the sole stockholder of Merger Sub, shall adopt this Agreement and approve the transactions contemplated by this Agreement by unanimous written consent in lieu of a meeting in accordance with the requirements of the Delaware General Corporation Law (the "DGCL") and the Certificate of Incorporation and Bylaws of Merger Sub; and

         WHEREAS, as a condition and inducement to the Company entering into this Agreement, concurrently with the execution and delivery of this Agreement, the Company and Green Equity Investors, L.P. are entering into a stockholder agreement (the "VOTING AGREEMENT"), pursuant to which, among other things, Green Equity Investors, L.P. agrees to vote all of the shares of Parent's capital stock owned by it in favor of the charter amendment and the share issuance contemplated hereby; and

         WHEREAS, for United States federal income tax purposes, it is intended by the parties hereto that the Merger shall qualify as a "REORGANIZATION" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

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                                   ARTICLE I

                                   THE MERGER

         Section 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation following the Merger (the "SURVIVING CORPORATION").

         Section 1.2 EFFECTIVE TIME; CLOSING. As promptly as practicable (and in any event within three Business Days) after the satisfaction or waiver of the conditions set forth in ARTICLE VIII hereof (other than conditions to be satisfied at the Closing but subject to satisfaction of such conditions), the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "CERTIFICATE OF MERGER") with the Secretary of State of Delaware and by making all other filings or recordings required under the DGCL in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware, or at such later time as the parties hereto shall agree and shall be specified in the Certificate of Merger (the date and time the Merger becomes effective, the "EFFECTIVE TIME"). On the date of such filing (the "CLOSING DATE"), a closing (the "CLOSING") shall be held at 9:00 a.m., New York Time, at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166, or at such other time and location as the parties hereto shall otherwise agree.

         Section 1.3 EFFECT OF THE MERGER. At the Effective Time, the effects of the Merger shall be as provided in the applicable provisions of the DGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         Section 1.4 CONVERSION OF COMPANY COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

                 (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to SECTION 1.4(B), if any, shall automatically be canceled and shall by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive 0.37 of a fully paid and nonassessable share (the "EXCHANGE RATIO") of Parent Common Stock upon surrender of the certificate that formerly evidenced such share of Company Common Stock in the manner provided in SECTION 2.2, without interest. All references to shares of Company Common Stock shall be deemed to include the rights attached thereto pursuant to the Amended and Restated Rights Agreement dated as of September 11, 2001, between the Company and American Stock Transfer & Trust Company as Rights Agent, as amended as of February 19, 2003 (the "COMPANY RIGHTS AGREEMENT"), unless the context indicates otherwise. The consideration to be issued to holders of Company Common Stock is referred to herein as the "MERGER CONSIDERATION."

                 (b) Each share of Company Common Stock (i) issued and outstanding immediately prior to the Effective Time that is owned by Parent or Merger Sub or (ii) that is owned by the Company or any of its Subsidiaries immediately prior to the Effective Time, shall be automatically canceled and retired and cease to exist, and no payment or distribution shall be made with respect thereto.


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                 (c) All shares of the Company Common Stock cancelled and
converted pursuant to SECTION 1.4(A) shall no longer be outstanding and shall automatically be canceled and retired and cease to exist, and each holder of a certificate ("CERTIFICATE") which immediately prior to the Effective Time represented any such shares of Company Common Stock shall from and after the Effective Time cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with SECTION 1.4(A).

                 (d) The Exchange Ratio shall be adjusted (i) to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities exchangeable for or convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time and (ii) in the event of a breach of SECTIONS 4.2, 5.2, 6.1(C) or 6.2(C) of this Agreement prior to the Effective Time, to reflect fully the effect of any differences attributable to such breach between the number of fully diluted shares of Company Common Stock or Parent Common Stock outstanding compared to the numbers set forth in SECTIONS 4.2 or 5.2, respectively, so that 50% of the fully diluted shares of Parent Common Stock outstanding immediately following the Effective Time will be held by those who, immediately prior to the Effective Time, held shares of Parent Common Stock or options, rights or convertible securities exercisable for or convertible into shares of Parent Common Stock, and the other 50% of the fully diluted shares of Parent Common Stock outstanding immediately following the Effective Time will be held by those who, immediately prior to the Effective Time, held shares of Company Common Stock or options, rights or convertible securities exercisable for or convertible into shares of Company Common Stock. For purposes of this SECTION 1.4(D), "fully diluted" shall be computed using the "Treasury Stock Method" under generally accepted accounting principles and assuming a trading price equal to the trading price on the date hereof.

         Section 1.5 CONVERSION OF COMMON STOCK OF MERGER SUB. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

         Section 1.6 TAX-FREE REORGANIZATION. The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Code, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying as a tax-free transaction for federal income tax purposes. The parties hereto agree to report the Merger as a tax-free reorganization under the provisions of Section 368(a). None of the parties hereto will take or cause to be taken any action which would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368(a).

                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES

         Section 2.1 EXCHANGE AGENT. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably satisfactory to the Company to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of the Company Common Stock, certificates representing the Parent Common Stock issuable pursuant to SECTION 1.4. Parent shall also deposit with the Exchange Agent from time to time, as needed, amounts sufficient to pay cash in lieu of fractional shares in accordance with SECTION
2.5 and any




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dividends and other distributions required to be paid upon the surrender of
Certificates pursuant to SECTION 2.3.

         Section 2.2 EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time (and in any event within five Business Days), Parent and the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate immediately prior to the Effective Time (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing, in the aggregate, the whole number of shares of Parent Common Stock that such holder has the right to receive pursuant to SECTION 1.4 and (B) cash in lieu of any fractional shares of applicable Parent Common Stock pursuant to SECTION 2.5, and any dividends or other distributions pursuant to SECTION 2.3 (after giving effect to any required tax withholdings from cash payments), and in each case the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any cash payable pursuant to SECTION 2.3 or SECTION 2.5.

         Section 2.3 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to SECTION 2.5 until such holder shall surrender such Certificate in accordance with SECTION 2.2. Subject to the effect of any applicable United States federal, state or local or any applicable foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other applicable requirement or rule of law (a "LAW"), following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to SECTION 2.5 and the amount of dividends or other distributions with a record date and payment date after the Effective Time but prior to such surrender which would have been paid if the whole shares of Parent Common Stock had been issued as of such record date and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

         Section 2.4 NO FURTHER OWNERSHIP RIGHTS IN THE COMPANY COMMON STOCK. All shares of Parent Common Stock issued and cash paid in lieu of any fractional shares of Parent Common Stock pursuant to SECTION 2.5 and any dividends or other distributions made pursuant to SECTION 2.3 upon conversion of shares of Company Common Stock in accordance with the terms of this ARTICLE II shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

         Section 2.5 NO FRACTIONAL SHARES OF PARENT COMMON STOCK.

                 (a) No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any such fractional shares and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

                 (b) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of applicable Parent Common Stock multiplied by (ii) the per share closing price of Parent Common Stock quoted on the National Market System ("NMS") on the business day prior to the Closing Date. The fractional share interests of Parent Common Stock will be aggregated with respect to all Certificates tendered by each holder of Company Common Stock, and no holder of record of Company Common Stock will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

         Section 2.6 NO LIABILITY. If any Certificate shall not have been surrendered prior to one year after the Effective Time, any such Merger Consideration or dividends or distributions in respect thereof shall, to the extent permitted by applicable Law, be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with the provisions of this ARTICLE II shall thereafter look only to Parent for satisfaction of their claims for such Merger Consideration or dividends or distributions in respect thereof. Notwithstanding the foregoing, none of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration or any dividends or distributions with respect thereto, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to six years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of Parent Common Stock pursuant to this ARTICLE II, would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration or dividends or distributions in respect thereof shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of any claims or interest of any Person previously entitled thereto.

         Section 2.7 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

         Section 2.8 WITHHOLDING RIGHTS. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

         Section 2.9 STOCK TRANSFER BOOKS. At the close of business on the Closing Date, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby and any dividends or other distributions to which the holders thereof are entitled pursuant to SECTION 2.3.

Section 2.10 SHARES HELD BY THE COMPANY AFFILIATES. Anything to the contrary in this Agreement notwithstanding, no shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any certificate to any Person who may be an Affiliate of the Company (identified pursuant to SECTION 7.11) until the Person shall have delivered to Parent and the Company a duly executed letter as contemplated by SECTION 7.11.

                                  ARTICLE III

                            CERTAIN CORPORATE MATTERS

         Section 3.1 CERTIFICATES OF INCORPORATION.

                 (a) At the Effective Time, Parent shall amend its Certificate of Incorporation (i) to change its corporate name to "The Sports Authority, Inc." and (ii) to increase the number of authorized shares of common stock to 75,000,000.

                 (b) At the Effective Time, the Certificate of Incorporation of the Company shall be amended to change its corporate name to such name as is determined by its Board of Directors. Such Certificate of Incorporation, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until further amended.

         Section 3.2 BYLAWS. The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with applicable Law.

         Section 3.3 DIRECTORS AND OFFICERS.

              (a) As of the date of this Agreement, the Board of Directors of Parent is composed of eight directors. Promptly following the Effective Time, the Board of Directors of Parent will take action to increase the size of its Board of Directors to nine directors. Prior to the mailing by Parent and the Company of the Joint Proxy Statement/Prospectus, Parent shall designate four directors (at least two of which shall satisfy the relevant independence requirements of the New York Stock Exchange ("NYSE"), the NMS and the Sarbanes-Oxley Act of 2002 and no more that one of which shall be a representative of Leonard Green & Associates, L.P. or its Affiliates other than Parent) to remain on Parent's Board of Directors after the Effective Time, Parent's Board of Directors shall take action to appoint four individuals designated by the Company (at least two of which shall satisfy the relevant independence requirements of the NYSE, the NMS and the Sarbanes-Oxley Act of
2002) to Parent's Board of Directors as of the Effective Time and the remaining directors of Parent not designated to remain on Parent's Board of Directors after the Effective Time shall resign from Parent's Board of Directors as of the Effective Time. After the Effective Time, the Board of Directors of Parent shall elect to the Board of Directors an additional individual who shall satisfy the relevant independence requirements of the NYSE, the NMS and the Sarbanes-Oxley Act of 2002). At or prior to the Effective Time, Parent shall adopt an amendment to its Bylaws in the form of EXHIBIT G. The parties agree that each person listed in EXHIBIT A shall hold the offices of Parent set forth opposite such person's name on EXHIBIT A following the Effective Time until determined otherwise by the Board of Directors of Parent. Parent agrees to offer such employment in such positions as of the Effective Time to the persons listed on SECTION 3.3(A) OF THE COMPANY DISCLOSURE SCHEDULE on terms which take into account each person's current compensation, his expanded role at Parent and the increased size of Parent after the Effective Time; PROVIDED that such terms shall be subject to the approval of the compensation committee of Parent. In the event that any such person does not accept such offer of employment, the parties agree that Parent shall offer such position to the person reasonably nominated by the party for which the person not accepting such employment had been employed.

                 (b) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation following the Effective Time, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation following the Effective Time. Prior to the Effective Time, the Company shall take all requisite action to accomplish the foregoing.

         Section 3.4 CORPORATE HEADQUARTERS. From and after the Effective Time, the corporate headquarters of Parent shall remain in the Denver, Colorado metropolitan area until determined otherwise, if ever, by the Board of Directors of Parent.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Disclosure Letter delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE LETTER"), which identifies exceptions only by specific Section or subsection references (PROVIDED, that disclosure made with respect to any Section and/or subsection will also be deemed to be disclosure against other Sections and/or subsections of this Agreement to the extent that it is readily apparent that such disclosure is applicable to such other Section and/or subsections), the Company hereby represents and warrants to Parent and Merger Sub as follows:

         Section 4.1 ORGANIZATION AND STANDING. Each of the Company and each Subsidiary of the Company (i) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization,
(ii) has all requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, result in a Company Material Adverse Effect. The Company has furnished or made available to Parent correct and complete copies of its certificate of incorporation (the "COMPANY CERTIFICATE OF INCORPORATION") and bylaws (the "COMPANY BYLAWS") and the certificate of incorporation and bylaws (or equivalent organizational documents) of each of its Subsidiaries, each as amended to date. Such certificate of incorporation, bylaws or equivalent organizational documents are in full force and effect, and neither the Company nor any such Subsidiary is in violation of any provision of its certificate of incorporation, bylaws or equivalent organizational documents.

         Section 4.2 CAPITALIZATION. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, $.01 par value per share ("COMPANY PREFERRED Stock"). As of February 6, 2003, (i) 32,975,115 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 58,651 shares of Company Common Stock were held in the treasury of the Company, (iii) options to purchase 4,390,169 shares of Company Common Stock were outstanding pursuant to the Company's 2000 Stock Option and Stock Award Plan, the Directors Stock Plan and the Salaried Employees Stock Option and Stock Award Plan, (together with the Employee Stock Purchase Plan, the "COMPANY STOCK PLANS"), (iv) the Company is obligated to issue 74,715 shares under the Director Stock Plan upon a change in control, (v) 3,267,057 shares of Company Common Stock were available for future issuance as options or restricted stock under the Company Stock Plans; (vi) options to purchase 50,000 shares of Company Common Stock had been granted outside of the Company Stock Plans, and (vii) no shares of Company Preferred Stock were issued and outstanding. All outstanding options granted by the Company pursuant to the Company Stock Plans or otherwise are referred to in this Agreement as the "COMPANY OPTIONS." Since February 6, 2003, there have been no changes in the foregoing except in connection with the exercise of Company Options or forfeitures of Company Options or restricted stock in accordance with their terms. SECTION 4.2 OF THE COMPANY DISCLOSURE LETTER sets forth a correct and complete list of the outstanding Company Options, as of February 6, 2003, organized by employee, and includes the exercise price, vesting schedule and expiration date of each such Company Option. Except as set forth above, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company or any Subsidiary of the Company (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of the Company or any of its Subsidiaries) or obligating the Company or any Subsidiary of the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or any Subsidiary of the Company. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Subsidiary of the Company or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person. The Company owns beneficially and of record all of the issued and outstanding capital stock of each Subsidiary of the Company listed in SECTION 4.2 OF THE COMPANY DISCLOSURE LETTER and does not own an equity interest in any other corporation, partnership or entity, other than in such Subsidiaries. Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Subsidiary of the Company is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. Neither the Company nor its Subsidiaries have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or, except as set forth in this SECTION 4.2, convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. To the Knowledge of the Company, there are no irrevocable proxies and no voting agreements with respect to any shares of capital stock or other voting securities of the Company or any of its Subsidiaries.

         Section 4.3 AUTHORITY FOR AGREEMENT.

                (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject only to the adoption of this Agreement by the holders of a majority in voting power of the outstanding shares of Company Common Stock (the "COMPANY STOCKHOLDER APPROVAL"), to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this

Agreement, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action (including, without limitation, the unanimous approval of the Board of Directors of the Company) and no other corporate proceedings on the part of the Company or its Subsidiaries are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the Company Stockholder Approval and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                 (b) The Company has taken all actions necessary to cause the Company Rights Agreement to be amended to (i) render the Company Rights Agreement inapplicable to this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement and the Voting Agreement,
(ii) ensure that (y) none of Parent, Merger Sub or any other Subsidiary of Parent is an Acquiring Person (as defined in the Company Rights Agreement) pursuant to the Company Rights Agreement by virtue of the execution of this Agreement and the Voting Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement and the Voting Agreement and
(z) a Distribution Date or a Stock Acquisition Date (as such terms are defined in the Company Rights Agreement) does not occur by reason of the execution of this Agreement and the Voting Agreement, the consummation of the Merger or the consummation of the other transactions contemplated by this Agreement and the Voting Agreement and (iii) provide that the Expiration Date (as defined in the Company Rights Agreement) shall occur immediately prior to the Effective Time. A correct and complete copy of the Company Rights Agreement, as amended to date, has been furnished to Parent.

                 (c) Credit Suisse First Boston Corporation, advisor to the Board of Directors of the Company (the "COMPANY'S INDEPENDENT ADVISOR"), has delivered to the Board of Directors of the Company its written opinion, dated the date of this Agreement, that, as of such date and based on and subject to the assumptions, qualifications and limitations contained therein, the Exchange Ratio is fair, from a financial point of view, to the stockholders of the Company. It is agreed and understood that such opinion is for the benefit of the Company's Board of Directors and may not be relied on by Parent or Merger Sub.

                 (d) The Company has delivered to Parent a true and complete copy of the engagement agreement dated September 26, 2002 between the Company and the Company's Independent Advisor and the Company has delivered, or promptly after the execution of this Agreement the Company shall deliver, to Parent a copy of the written opinion of the Company's Independent Advisor. The engagement agreement remains in full force and effect as of the date hereof and has not been amended or otherwise modified.

         Section 4.4 NO CONFLICT. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the Company's Certificate of Incorporation or the Company's Bylaws or equivalent organizational documents of any of its Subsidiaries, (ii) subject to SECTION 4.5, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, result in any loss of any benefit provided in any Contract (as defined below), require any notice, consent or waiver, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, license, permit, franchise or other instrument, obligation, arrangement or understanding (but specifically excluding leases) ("CONTRACTS") to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of any of them is bound or affected, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences not reasonably expected to result in, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or is bound by any agreement or covenant not to compete or by any agreement or covenant restricting or that will restrict in any material respect either the type of business in which Parent or its Subsidiaries may engage or the manner or locations in which any of them may so engage.

         Section 4.5 REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with (including without limitation the filing of transfer or similar tax returns) or notification to, any federal, state, local or foreign government or court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), except (i) for applicable requirements, if any, of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "EXCHANGE ACT"), state securities or "blue sky" Laws, the rules and regulations of the NYSE and filing and recordation of appropriate merger documents as required by the DGCL, (ii) for those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

         Section 4.6 COMPLIANCE. Each of the Company and its Subsidiaries is being operated in compliance with all Laws applicable to the Company or any of its Subsidiaries or by which any property, business or asset of the Company or any of its Subsidiaries is bound or affected except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries and, to the Knowledge of the Company, no other party thereto, is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under, give to others any rights of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, result in any loss of benefit, require any notice, consent or waiver, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries pursuant to) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

         Section 4.7 SEC FILINGS, FINANCIAL STATEMENTS.

                 (a) The Company has filed all forms, reports, statements and documents required to be filed with the Securities and Exchange Commission (the "SEC") since January 1, 2000 (collectively, the "COMPANY SEC REPORTS"), each of which has complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to the Company SEC Reports, each as in effect on the date so filed. None of the Company SEC Reports (including, but not limited to, any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (b) All of the financial statements included in the Company SEC Reports, in each case, including any related notes thereto, as filed with the SEC (collectively, the "COMPANY FINANCIAL STATEMENTS"), have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of the unaudited statements, to normal, recurring audit adjustments that will not be material in amount or effect) and fairly present the consolidated financial position of the Company and its Subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

                 (c) There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, other than (i) liabilities disclosed in the Company's consolidated balance sheet as of February 2, 2002 (the "COMPANY FEBRUARY 2002 BALANCE SHEET"), included in the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2002 (the "COMPANY 10-K"), (ii) liabilities incurred on behalf of the Company in connection with this Agreement and the contemplated Merger and (iii) liabilities incurred in the ordinary course of business consistent with past practice since February 2, 2002, none of which are, individually or in the aggregate, reasonably expected to result in a Company Material Adverse Effect.

                 (d) The Company has provided Parent true and complete copies of all management letters received from its independent auditors since January 1, 2000, and if no such management letters have been received, the Company has provided copies of all correspondence from its independent auditors during such period relating to subject matter of the same type as would be included in a management letter.

         Section 4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as specifically contemplated by this Agreement, since February 2, 2002, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been (i) any events or occurrence of any conditions that have had or would reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of the Company or any Subsidiary of the Company, (iii) any material change in accounting methods, principles or practices employed by the Company or any of its Subsidiaries, or (iv) any action of the type described in SECTION 6.1 which, had such action been taken after the date of this Agreement, would be in violation of any such Section.

         Section 4.9 TAXES. The Company and each of its Subsidiaries have timely filed all material Tax Returns required to be filed by any of them. All such Tax Returns are correct and complete in all material respects. All Taxes of the Company and its Subsidiaries which are (i) shown as due on such Tax Returns,
(ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Company SEC Reports in accordance with GAAP. There are no liens for any Taxes upon the assets of the Company or any of its Subsidiaries, other than statutory liens for Taxes not yet due and payable and liens for real estate Taxes contested in good faith. The Company does not know of any proposed or threatened Tax claims or assessments, which, individually or in the aggregate, exceed $250,000. The Company and each Subsidiary has disclosed on its Tax Returns all positions taken therein that would give rise to a substantial understatement of Tax within the meaning of
Section 6662 of the Code and any similar provision of state, local or foreign Law. Neither the Company nor any of its Subsidiaries has made an election under
Section 341(f) of the Code. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The Company and each Subsidiary has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, officers, directors, independent contractors, creditors, stockholders or other third parties, except for such Taxes which individually or in the aggregate are not reasonably expected to result in a Company Material Adverse Effect. The unpaid Taxes of the Company and its Subsidiaries for the current taxable period did not, as of the most recent Company Financial Statement, exceed the reserve for Tax liability (disregarding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet in the most recent Company Financial Statement. Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method. Neither the Company nor any of its Subsidiaries is a party to or subject to any tax sharing agreement, other than tax sharing agreements among the Company and/or its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any agreement that could obligate it to make any payment that would be a nondeductible expense under Section 162(m) or Section 280G of the Code. Neither the Company nor any of its Subsidiaries has been the "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 3-year period ending as of the date of this Agreement. Neither the Company nor any of its Subsidiaries has a permanent establishment in any foreign country as defined in any applicable Tax treaty or convention between the United States and that foreign country. Neither the Company nor any of its Subsidiaries owns an interest in a "passive foreign investment company," as defined in Section 1297 of the Code or a "controlled foreign corporation" as defined in Section 957 of the Code. Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group, as defined in Section 1504(a) of the Code (other than a group the common parent of which was the Company); and (ii) has liability for the Taxes of any Person, other than the Company or any of its Subsidiaries, under (A) Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), (B) as a transferee or successor, (C) by contract or (D) otherwise. Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact or circumstance that may prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code. For purposes of this Agreement, (a) "TAX" (and, with correlative meaning, "TAXES") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity, and (b) "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         Section 4.10 TITLE TO ASSETS. The Company and each of its Subsidiaries have good and marketable title to, or a valid leasehold or subleasehold interest in, all of their real and personal properties and assets reflected in the Company February 2002 Balance Sheet or acquired after February 2, 2002 (other than assets disposed of since February 2, 2002 in the ordinary course of business consistent with past practice), in each case free and clear of all mortgages, title defects, liens, pledges, encumbrances and restrictions, except for (i) liens for Taxes accrued but not yet payable; (ii) liens arising as a matter of Law in the ordinary course of business with respect to obligations incurred after February 2, 2002, PROVIDED that the obligations secured by such liens are not delinquent; and (iii) such title defects, liens, encumbrances and restrictions, if any, as individually or in the aggregate are not reasonably expected to result in a Company Material Adverse Effect. SECTION 4.10 OF THE COMPANY DISCLOSURE LETTER sets forth a correct and complete list of all real property owned or leased by the Company or a Subsidiary of the Company. The Company and each of its Subsidiaries either own, or have valid leasehold interests in, all properties and assets used by them in the conduct of their business.

         Section 4.11 LITIGATION. There is (i) no claim, suit, action, investigation, indictment or information, or administrative, arbitration or other proceedings ("LITIGATION") pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; and (ii) no judgment, order, injunction, decree, stipulation or award (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against or relating to the Company or any of its Subsidiaries which, in the case of either (i) or (ii) above, if adversely determined, would reasonably be expected to result in, a loss to the Company or any of its Subsidiaries in excess of $25,000.

         Section 4.12 EMPLOYEE BENEFIT PLANS AND AGREEMENTS.

                 (a) SECTION 4.12 OF THE COMPANY DISCLOSURE LETTER lists all deferred compensation, pension, profit-sharing and retirement plans, and all bonus, welfare, severance policies and programs and other "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), fringe benefit or stock option, stock ownership, stock appreciation, phantom stock or equity (or equity-based) plans, including individual contracts, severance agreements, employee agreements, consulting agreements with individuals which either involve payment of in excess of $50,000 per year or are not terminable by the Company on 30 days' notice or less without the payment of amounts in consideration of termination, separation and change in control programs, agreements or arrangements, or employee retention agreements, providing the same or similar benefits, whether or not written, participated in or maintained by the Company or with respect to which contributions are made or obligations assumed by the Company in respect of the Company (including health, life insurance and other benefit plans maintained for former employees or retirees). Such plans or other arrangements are collectively referred to herein as "COMPANY BENEFIT PLANS." Copies of all Company Benefit Plans and related documents, including those setting out the Company's personnel policies and procedures, and including any insurance contracts, trust agreements or other arrangements under which benefits are provided, as currently in effect, and descriptions of any such plan which are not written have been made available for inspection by Parent. The Company has also made available for inspection by Parent a copy of the summary plan description, if any, for each Company Benefit Plan, as well as copies of any other summaries or descriptions of any such Company Benefit Plans which have been provided to employees or other beneficiaries since January 1, 2000.

                 (b) Each Company Benefit Plan is in compliance with, and has been administered in all material respects consistent with, the presently applicable material provisions of ERISA, the Code and state law, including but not limited to the satisfaction of all applicable reporting and disclosure requirements under the Code, ERISA and state law. The Company has made all payments to, or in respect of, all Company Benefit Plans as required by the terms of each such plan. The Company has filed or caused to be filed with the Internal Revenue Service annual reports on Form 5500 for each Company Benefit Plan attributable to them for all years and periods for which such reports were required and within the time period required by ERISA and the Code, and copies of such reports filed since January 1, 2000 have been made available for inspection by Parent.

                 (c) No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred in respect of any such Company Benefit Plan, and no civil or criminal action brought pursuant to Part 5 of Title I or ERISA is pending or is threatened in writing or orally against any fiduciary of any such plan.

                 (d) The Internal Revenue Service has issued a letter for each employee pension benefit plan, as defined in Section 3(2) of ERISA, listed in
SECTION 4.12 OF THE COMPANY DISCLOSURE LETTER, determining that such plan is a qualified plan under Section 401(a) of the Code and is exempt from United States federal income tax under Section 501(a) of the Code, and the Company has no Knowledge of any occurrence since the date of any such determination letter which has adversely affected such qualification. The Company does not maintain a plan or arrangement intended to qualify under Section 501(c)(9) of the Code.

                (e) Neither the Company nor any entity that is treated as a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code ("COMPANY ERISA AFFILIATE") currently maintains, contributes to or has any liability with respect to any employee benefit plan that is subject to Title IV of ERISA, nor has previously maintained or contributed to any such plan that has resulted in any liability or potential liability for the Company under said Title IV.

                 (f) The Company does not maintain any Company Benefit Plan that provides post-retirement medical benefits (other than benefits which are required by Law), post-employment benefits, death benefits or other post-retirement welfare benefits. With respect to any "welfare benefit plan" of the Company (as defined in Section 3(1) of ERISA) that is self-insured, the aggregate amount of all claims made pursuant to any such plan that have not yet been paid is set forth in SECTION 4.12 OF THE COMPANY DISCLOSURE LETTER, together with each individual claim which could result in an uninsured liability in excess of $150,000 per participant or covered dependent.

                 (g) Neither the Company nor any Company ERISA Affiliate maintains, nor has contributed since January 1, 2000 to any multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA. No such employer currently has any liability to make withdrawal liability payments to any multiemployer plan. There is no pending dispute between any such employer and any multiemployer plan concerning payment of contributions or payment of withdrawal liability payments.

                 (h) All Company Benefit Plans have been operated and administered in accordance with their respective terms and no inconsistent representation or interpretation has been made to any plan participant.

                 (i) On and after the Closing, no Company Benefit Plan maintained by the Company shall cover or otherwise benefit any individuals other than current or former employees of the Company and its Subsidiaries (and their dependents and beneficiaries).

                 (j) Each Company Benefit Plan may be amended and terminated in accordance with its terms, and, each such plan provides for the unrestricted right of the Company or any Subsidiary of the Company (as applicable) to amend or terminate such Plan.

                 (k) Parent, Merger Sub and, including on and after the Closing, the Surviving Corporation and any Subsidiary, shall have no material liability for, under, with respect to or otherwise in connection with any employee benefit plan, which liability arises under ERISA or the Code, by virtue of the Company or any Subsidiary being aggregated, with any other person that is a Company ERISA Affiliate, in a controlled group or affiliated service group for purposes of ERISA or the Code at any relevant time prior to the Closing. Neither the Company nor any Company ERISA Affiliate has any outstanding agreement or commitment, whether in writing or otherwise, to increase or improve the compensation, benefits or terms and conditions of employment or service of any director, officer, employee or consultant which would violate the terms of the covenant set forth in Section 6.1(n) hereof.

                 (l) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as termination of employment) (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any of its Subsidiaries or Affiliates from the Company or any of its Subsidiaries or Affiliates under any Company Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any material benefits. No individual who is a party to an employment agreement listed in SECTION 4.12 OF THE COMPANY DISCLOSURE LETTER or any change-of-control employment agreement with the Company has terminated employment or been terminated, nor has any event occurred that could give rise to a termination event, in either case under circumstances that has given, or could give, rise to a severance obligation on the part of the Company under such agreement.

         Section 4.13 LABOR AND EMPLOYMENT MATTERS.

                 (a) There are no agreements or arrangements on behalf of any officer, director or employee providing for payment or other benefits to such person relating to a change of control of the Company, severance payments or retention bonuses.

                 (b) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other contracts, arrangements, agreements or understandings with a labor union or labor organization that was certified by the National Labor Relations Board ("NLRB"). There is no existing, pending or threatened (i) unfair labor practice charge or complaint, labor dispute, labor arbitration proceeding or any other matter before the NLRB or any other comparable state agency against or involving the Company or any of its Subsidiaries, (ii) activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, (iii) certification or decertification question relating to collective bargaining units at the premises of the Company or any of its Subsidiaries or (iv) lockout, strike, organized slowdown, work stoppage or work interruption with respect to such employees.

                 (c) Neither the Company nor any of its Subsidiaries has failed to pay when due any wages, bonuses, commissions, benefits, penalties or assessments or other monies, owed to, or arising out of the employment of or any relationship or arrangement with, any officer, director, employee, sales representative, contractor, consultant or other agent. There are no citations, investigations, administrative proceedings or formal complaints of violations of any federal or state wage and hour laws pending or threatened before the Department of Labor or any federal, state or administrative agency or court against or involving the Company or any of its Subsidiaries.

                 (d) There are no investigations, administrative proceedings, charges or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, disability, handicap or veteran status) pending or threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against or involving the Company or any of its Subsidiaries. No discrimination and/or retaliation claim is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries under the 1866, 1877, 1964 or 1991 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, or any other federal law relating to employment or any comparable state or local fair employment practices act regulating discrimination in the workplace, and no wrongful discharge, libel, slander, invasion of privacy or other claim (including but not limited to violations of the Fair Credit Reporting Act, as amended, and any applicable whistleblower statutes) under any state or federal law is pending or threatened against the Company or any of its Subsidiaries.

                 (e) There are no citations, investigations, administrative proceedings or formal complaints of violations of local, state or federal occupational safety and health Laws pending or threatened before the Occupational Safety and Health Review Commission or any federal, state or local agency or court against or involving the Company or any of its Subsidiaries.

                 (f) The Company maintains adequate insurance with respect to workers' compensation claims pursuant to insurance policies that are currently in force, or has accrued an adequate liability for such obligations, including, without limitation, adequate accruals with respect to accrued but unreported claims and retroactive insurance premiums.

         Section 4.14 REAL ESTATE.

                 (a) SECTION 4.14(A) OF THE COMPANY DISCLOSURE LETTER sets forth a true, correct and complete list of all real property (including improvements thereon) owned in fee simple by the Company or any of its Subsidiaries (collectively, the "COMPANY OWNED REAL PROPERTY"). With respect to each such parcel of Company Owned Real Property: (a) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel other than the Company Leases; and (b) there are no outstanding rights of first refusal or options to purchase such parcel.

                 (b) SECTION 4.14(B) OF THE COMPANY DISCLOSURE LETTER sets forth a true, correct and complete list of all of the leases and subleases (the "COMPANY LEASES") and each leased and subleased parcel of real property in which the Company or any of its Subsidiaries is a tenant, subtenant, landlord or sublandlord (collectively, the "COMPANY LEASED REAL PROPERTY") and for each Company Lease indicates: (a) whether or not the consent of and/or notice to the landlord thereunder will be required in connection with the transactions contemplated by this Agreement; (b) its term and any options to extend the term; and (c) the current rent payable (including all occupancy costs other than utilities). The Company (either directly or through a Subsidiary) holds a valid and existing leasehold or subleasehold interest or landlord or sublandlord interest as applicable in the Company Leased Real Property, under each of the Company Leases listed in SECTION 4.14(B) OF THE COMPANY DISCLOSURE Letter. The Company has delivered or made available to Parent true, correct and complete copies of each of the Company Leases, including, without limitation, all amendments, modifications, side agreements, consents, subordination agreements and guarantees. With respect to each Company Lease: (a) the Company Lease is legal, valid, binding, enforceable and in full force and effect; (b) the Company Lease will continue to be legal, valid, binding, enforceable and in full force and effect on the same terms and conditions following the Effective Time (other than such Company Leases in which the landlord's consent to a change in control of the Company is required, which consent is listed on SECTION 4.14(B) OF THE COMPANY DISCLOSURE LETTER); (c) neither the Company (or its applicable Subsidiary), nor, to the Knowledge of the Company, any other party to the Company Lease, is in any material respect in breach or default under the Company Lease, and no event has occurred that, with notice or lapse of time, would constitute a breach or default in any material respect by the Company (or such Subsidiary) or permit termination, modification or acceleration under the Company Lease by any other party thereto; (d) the Company (or its applicable Subsidiary) has performed and will continue to perform all of its obligations in all material respects under the Company Lease; (e) the Company has not, and, to the Knowledge of the Company, no third party has, repudiated any provision of the Company Lease; (f) there are no disputes, oral agreements or forbearance programs in effect as to the Company Lease other than those that, individually or in the aggregate, do not constitute a Company Material Adverse Effect; (g) the Company Lease has not been modified in any respect, except to the extent that such modifications are set forth in the documents previously delivered or made available to Parent; (h) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Company Lease; and (i) each guaranty by the Company is in full force and effect and no default has occurred thereunder.

                 (c) The Company Owned Real Property and the Company Leased Real Property are referred to collectively herein as the "COMPANY REAL PROPERTY." To the Knowledge of the Company, each parcel of Company Real Property is in material compliance with all existing Laws, including, without limitation, (a) the Americans with Disabilities Act, 42 U.S.C. Section 12102 ET SEQ., together with all rules, regulations and official interpretations promulgated pursuant thereto, and (b) all Laws with respect to zoning, building, fire, life safety, health codes and sanitation. The Company and its Subsidiaries have received no notice of, and have no Knowledge of, any condition currently or previously existing on the Company Real Property or any portion thereof that may give rise to any violation of, or require any remediation under, any existing Law applicable to the Company Real Property if it were disclosed to the authorities having jurisdiction over such Company Real Property other than those (i) arising in the ordinary course of business or (ii) that do not constitute, individually or in the aggregate, a Company Material Adverse Effect.

                 (d) The Company has not received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, and, to the Knowledge of the Company, there are no such proceedings threatened, affecting any portion of the Company Real Property. The Company has not received written notice of the existence of any outstanding writ, injunction, decree, Order or judgment or of any pending proceeding, and, to the Knowledge of the Company, there is no such writ, injunction, decree, Order, judgment or proceeding threatened, relating to the ownership, lease, use, occupancy or operation by any person of the Company Real Property.

                 (e) To the Knowledge of the Company, the current use of the Company Real Property does not violate in any material respect any instrument of record or agreement affecting such Company Real Property. There are no violations of any covenants, conditions, restrictions, easements, agreements or Orders of any Governmental Entity having jurisdiction over any of the Company Real Property that affect such Company Real Property or the use or occupancy thereof other than those that do not, individually or in the aggregate, constitute a Company Material Adverse Effect. No damage or destruction has occurred with respect to any of the Company Real Property that, individually or in the aggregate, has had or resulted in, or is reasonably likely to have or result in, a Company Material Adverse Effect.

                 (f) There are currently in effect such insurance policies for the Company Real Property as are customarily maintained with respect to similar properties. True, correct and complete copies of all insurance policies maintained by the Company and its Subsidiaries with respect to the Company Real Property have been delivered or made available to Parent. All premiums due on such insurance policies have been paid by the Company, and the Company will maintain such insurance policies from the date hereof through the Effective Time or earlier termination of this Agreement. The Company has not received, and has no Knowledge of, any notice or request from any insurance company requesting the performance of, any work or alteration with respect to the Company Real Property or any portion thereof. The Company has received no notice from any insurance company concerning, nor does the Company have any Knowledge of, any defects or inadequacies in the Company Real Property that, if not corrected, would result in the termination of insurance coverage or would increase its cost.

                 (g) All buildings and other improvements included within the Company Real Property (the "COMPANY Improvements") are, in all material respects, adequate to operate such facilities as currently used, and, to the Company's Knowledge, there are no facts or conditions affecting any of the Company Improvements that would, individually or in the aggregate, interfere in any significant respect with the current use, occupancy or operation thereof, which interference would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. With respect to the Company Improvements, the Company has all rights of access that are reasonably necessary for the operation of its business.

                 (h) All required or appropriate certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "COMPANY REAL PROPERTY PERMITS") of all Governmental Entities having jurisdiction over the Company Real Property, the absence of which would be reasonably likely to cause a Company store to cease its operations, have been issued to the Company to enable the Company Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect. The Company has not received, or been informed by a third party of the receipt by it of, any notice that would be reasonably likely to cause a Company store to cease its operations from any Governmental Entity having jurisdiction over the Company Real Property threatening a suspension, revocation, modification or cancellation of any Company Real Property Permit or requiring any remediation in connection with maintaining any Company Real Property Permit, and, to the Knowledge of the Company, there is no basis for the issuance of any such notice or the taking of any such action.

         Section 4.15 ENVIRONMENTAL COMPLIANCE AND DISCLOSURE. To the Knowledge of the Company:

                 (a) The Company and each of its Subsidiaries possess, and are in compliance with, all permits, licenses and government authorizations and have filed all notices that are required under local, state and federal Laws and regulations relating to protection of the environment, pollution control, product registration and hazardous materials ("ENVIRONMENTAL LAWS") applicable to the Company, each of its Subsidiaries and the Company Real Property, and the Company, each of its Subsidiaries and the Company Real Property are in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those Laws or contained in any Law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder.

                 (b) Neither the Company nor any of its Subsidiaries has received notice of actual or threatened liability under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar state or local statute or ordinance from any governmental agency or any third party, and there are no facts or circumstances which would form the basis for the assertion of any claim against the Company or any of its Subsidiaries under any Environmental Laws including, without limitation, CERCLA or any similar local, state or foreign Law with respect to any on-site or off-site location.

                 (c) Neither the Company nor any of its Subsidiaries has entered into or agreed to, nor does the Company or any of its Subsidiaries contemplate entering into any consent decree or order, and are not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of hazardous materials under, any applicable Environmental Laws.

                 (d) Neither the Company nor any of its Subsidiaries has received notice that it is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of the Company or any of its Subsidiaries, its employees, agents or representatives or arising out of the ownership, use, control or operation by the Company or any of its Subsidiaries of any facility, site, area or property (including, without limitation, any facility, site, area or property currently or previously owned or leased by the Company or any of its Subsidiaries) from which any hazardous materials were released into the environment (the term "RELEASE" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term "ENVIRONMENT" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air).

                 (e) None of the Company Owned Real Property or real property previously owned by the Company or any of its Subsidiaries contains any friable asbestos, regulated PCBs or underground storage tanks.

         As used in this Agreement, the term "HAZARDOUS MATERIALS" means any waste, pollutant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by the Company or any of its Subsidiaries (or, as used in SECTION 5.15, Parent or any of its Subsidiaries) is in any way governed by or subject to any applicable Law, rule or regulation of any Governmental Entity.

         Section 4.16 INTELLECTUAL PROPERTY.

                 (a) SECTION 4.16(A) OF THE COMPANY DISCLOSURE LETTER sets forth a true and complete list of all Company Owned Registered Intellectual Property and Company Licensed Intellectual Property with respect to which the Company or its Subsidiaries makes annual license payments in cash in excess of $100,000 or in the form of other consideration with a value in excess of $100,000.

                 (b) For purposes of this Agreement, (i) "INTELLECTUAL PROPERTY" means copyrightable works (both registered and unregistered), trademarks and service marks (both registered and unregistered, and all of the goodwill associated therewith), trade names, service names, logos, slogans, trade dress, domain names, patents, patent applications, inventions, proprietary information, trade secrets, technical information, customer information, data, databases, computer programs (in both object code and source code) and program rights, drawings and other similar intangible property rights and interests, arising under the Laws of any applicable jurisdiction, and all documentation relating to any of the above; (ii) "COMPANY OWNED INTELLECTUAL PROPERTY" means Intellectual Property owned by the Company, (iii) "COMPANY OWNED REGISTERED INTELLECTUAL PROPERTY" means the Company Owned Intellectual Property that is the subject of a patent registration, copyright registration, trademark registration, Internet domain name registration or an application for any of the foregoing; and (iv) "COMPANY LICENSED INTELLECTUAL PROPERTY" means the Intellectual Property licensed to the Company.

                 (c) SECTION 4.16(C) OF THE COMPANY DISCLOSURE LETTER sets forth a true and complete list of all software, computer programs and databases owned by the Company which have been purchased from third parties, other than third-party software generally commercially available on a "shrink wrap" license or similar basis (the "COMPANY OWNED SOFTWARE").

                 (d) (i) The Company owns (without the making of any payment to others or the obligation to grant rights to others in exchange, and free and clear of all liens, claims, changes, encumbrances or other restrictions of any kind whatsoever) all Company Owned Intellectual Property and Company Owned Software in all material respects necessary to the conduct of its business as presently being conducted and as presently proposed to be conducted.

                         (ii) The Company has the right to use all Company
Licensed Intellectual Property in all material respects necessary to the conduct of its business as presently being conducted and as presently proposed to be conducted.

                         (iii) The Company has not received notice alleging that
(i) the Company has violated or is violating any Intellectual Property rights of any other Person or (ii) any other Person claims any interest in any Company Owned Intellectual Property or Company Owned Software.

                         (iv) The Company is not infringing upon or otherwise
acting adversely to and has not misappropriated any Intellectual Property owned by any other Person, there is no claim or action pending or overtly threatened with respect thereto and the Company has no Knowledge of any basis or ground for any such claim or action.

                         (v) The Company has no Knowledge of any infringement,
improper or unlicensed use by others, or misappropriation of any Company Owned Intellectual Property or Company Owned Software.

                         (vi) No director, officer, employee (including both
current and former employees), consultant (including both current and former consultants) or independent contractor (including both current and former contractors) of the Company, or Affiliates of any of the foregoing, owns, or has any rights in or claims to, directly or indirectly, in whole or in part, any Company Owned Intellectual Property or Company Owned Software.

                         (vii) The Company has, as of the date hereof, and will
have as of the Effective Date, satisfied all current requirements necessary to maintain the validity of all Company Owned Intellectual Property, and the right to use such Company Owned Intellectual Property in all material respects, necessary to the conduct of the Company's business as it is presently being conducted and as presently proposed to be conducted.

                         (viii) To the Knowledge of the Company, the Company is
in compliance with all licenses and other agreements pertaining to the Company Owned Intellectual Property, Company Licensed Intellectual Property and Company Owned Software, and such licenses and other agreements are in compliance in all material respects with all applicable laws and regulations in all jurisdictions in which the Company conducts any business operations.

                         (ix) The consummation of the transactions contemplated
hereby will not alter or impair the rights and interests of the Company in the Company Owned Intellectual Property, Company Licensed Intellectual Property or Company Owned Software, and the Surviving Corporation will have the same rights and interests in the Company Owned Intellectual Property, Company Licensed Intellectual Property and Company Owned Software immediately after the Closing as the Company will have immediately prior to the Closing.

         Section 4.17 MATERIAL CONTRACTS. Except for Contracts disclosed in the Company SEC Reports filed prior to the date hereof ("COMPANY MATERIAL CONTRACTS"), there are no Contracts to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets are bound that are of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder or which are material to the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries has entered into any material Contract with any Affiliate of the Company that is currently in effect other than Contracts that are disclosed in the Company SEC Reports filed prior to the date hereof.

         Section 4.18 INSURANCE POLICIES. Neither the Company nor any Subsidiary of the Company has received notice of any pending or threatened cancellation (retroactive or otherwise) with respect to any of the insurance policies in force naming the Company, any of its Subsidiaries or employees thereof as an insured or beneficiary or as a loss payable payee and each of the Company and such Subsidiaries is in compliance in all material respects with all conditions contained therein. There are no material pending claims against such insurance policies by the Company or any Subsidiary of the Company as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance policies that has not been properly filed by the Company or any Subsidiary. Set forth in SECTION 4.18 OF THE COMPANY DISCLOSURE LETTER is a schedule of all of the Company's insurance policies.

         Section 4.19 MERCHANDISE VENDORS. Set forth in SECTION 4.19 OF THE COMPANY DISCLOSURE LETTER is a list of the twenty largest merchandise vendors of the Company based on the dollar value of materials or products purchased by the Company for the fiscal year ended February 1, 2003.

         Section 4.20 VENDORS AND LANDLORDS. There is no dispute or disagreement between the Company or any of its Subsidiaries, on the one hand, and any vendor or landlord of the Company or any of its Subsidiaries, on the other hand, that is pending or, to the Knowledge of the Company, threatened that, in the aggregate, exceeds $1,000,000; and the Company is not aware of any basis on which any such dispute or disagreement could reasonably be expected to arise.

         Section 4.21 TERMINATED LEASES. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries have any liability of any kind (except for liabilities that may arise as a result of indemnification obligations or in respect of environmental matters) related to the closing of any store with respect to which the Company or any of its Subsidiaries terminated its leasehold or subleasehold interest. Neither the Company nor any of its Subsidiaries has received any notice of any such liability (whether actual, pending or threatened), and the Company and each of its Subsidiaries has made reasonable efforts to determine whether facts or circumstances exist that could reasonably be expected to result in any such notice.

         Section 4.22 INFORMATION SUPPLIED.

                 (a) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to the holders of Company Common Stock or Parent Common Stock or at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act.

                 (b) Notwithstanding the foregoing provisions of this
SECTION 4.22, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by Parent for inclusion or incorporation by reference therein.

         Section 4.23 TRANSACTIONS WITH AFFILIATES. No director, officer or other Affiliate or Associate (or member of his or her immediate family) of the Company, any Subsidiary of the Company or any company or business acquired by the Company since January 1, 1997 and no entity in which, to the Knowledge of the Company, any such director, officer or other Affiliate or Associate, owns any beneficial interest (other than less than 1% of a publicly held corporation)
(i) is a party to any Contract or Company Lease with, or relating to the business or operations of, the Company or any Subsidiary of the Company; (ii) is a party to any Contract for or relating to indebtedness of the Company or any Subsidiary of the Company; or (iii) owns or has the right to use any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the Company or any Subsidiary of the Company.

         Section 4.24 BROKERS. No broker, finder or investment banker (other than the Company's Independent Advisor) is entitled to any brokerage, finder's or other fee or commission payable by such person in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         Section 4.25 BOARD APPROVAL. The Board of Directors of the Company, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "COMPANY BOARD APPROVAL") has duly (i) determined that this Agreement and the transactions contemplated hereby (including without limitation the Merger) are fair to and in the best interests of the Company and its stockholders and declared this Agreement advisable, (ii) approved this Agreement and the Voting Agreement and (iii) recommended that the Company's stockholders adopt this Agreement and directed that such matter be submitted for consideration of the Company's stockholders at the Company Stockholders Meeting. In accordance with the requirements of Section 203 of the DGCL, the Company, in its Certificate of Incorporation, elected not to be governed by Section 203 of the DGCL. To the Knowledge of the Company, no other state takeover statute is applicable to this Agreement, the Voting Agreement, or the transactions contemplated hereby (including without limitation the Merger) and thereby.

         Section 4.26 VOTE REQUIRED. The Company Stockholder Approval is the only vote of the holders of any class or series of capital stock or other securities of the Company or any Subsidiary of the Company necessary to approve the Merger.

         Section 4.27 DISCLOSURE. No representation, warranty or covenant made by the Company in this Agreement or in the Company Disclosure Letter contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

         Except as set forth in the Disclosure Letter delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE LETTER"), which identifies exceptions only by specific Section or subsection references (PROVIDED, that disclosure made with respect to any Section and/or subsection will also be deemed to be disclosure against other Sections and/or subsections of this Agreement to the extent that it is readily apparent that such disclosure is applicable to such other Section and/or subsections), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

         Section 5.1 ORGANIZATION AND STANDING. Each of Parent and each Subsidiary of Parent (including, without limitation, Merger Sub) (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate it properties and assets and to conduct its business as presently conducted and
(c) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, result in a Parent Material Adverse Effect. Parent has furnished or made available to the Company correct and complete copies of its certificate of incorporation (the "PARENT CERTIFICATE OF INCORPORATION") and bylaws (the "PARENT BYLAWS") and the certificate of incorporation and bylaws (or equivalent organizational documents) of each of its Subsidiaries, each as amended to date. Such certificate of incorporation, bylaws or equivalent organizational documents are in full force and effect, and neither Parent nor any such Subsidiary is in violation of any provision of its certificate of incorporation, bylaws or equivalent organizational documents.

         Section 5.2 CAPITALIZATION. The authorized capital stock of Parent consists of 22,000,000 shares of Parent Common Stock and 3,000,000 shares of preferred stock, $.01 par value per share ("PARENT PREFERRED STOCK"). As of February 6, 2003, (i) 11,868,233 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 1,572,754 shares of Parent Common Stock were held in the treasury of Parent, (iii) options to purchase 1,359,003 shares of Parent Common Stock were outstanding pursuant to the 1994 Management Equity Plan, as amended and the Sportmart Stock Option Plan (the "PARENT STOCK PLANS"),
(iv) 328,654 shares of Parent Common Stock were available for future issuance as options or restricted stock under the Parent Stock Plans and (v) no shares of Parent Preferred Stock were issued and outstanding. All outstanding options granted by Parent, pursuant to the Parent Stock Plans or otherwise, are referred to in this Agreement as the "PARENT OPTIONS." Since February 6, 2003, there have been no changes in the foregoing except in connection with the exercise of Parent Options or forfeitures of Parent Options or restricted stock in accordance with their terms. SECTION 5.2 OF THE PARENT DISCLOSURE LETTER sets forth a correct and complete list of the outstanding Parent Options, as of February 6, 2003, organized by employee, and includes the exercise price, vesting schedule and expiration date of each such Parent Option. Except as set forth above, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by Parent relating to the issued or unissued capital stock of Parent or any Subsidiary of Parent (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of Parent or any of its Subsidiaries) or obligating Parent or any Subsidiary of Parent to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, Parent or any Subsidiary of Parent. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent or any Subsidiary of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Subsidiary of Parent or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person. Parent owns beneficially and of record all of the issued and outstanding capital stock of each Subsidiary of Parent listed in
SECTION 5.2 OF THE PARENT DISCLOSURE LETTER and does not own an equity interest in any other corporation, partnership or entity, other than in such Subsidiaries. Each outstanding share of capital stock of each Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Subsidiary of Parent is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. Neither Parent nor its Subsidiaries have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or, except as set forth in this SECTION 5.2, convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. To the Knowledge of Parent, other than the Voting Agreement, there are no irrevocable proxies and no voting agreements with respect to any shares of capital stock or other voting securities of Parent or any of its Subsidiaries.

         Section 5.3 AUTHORITY FOR AGREEMENT.

                 (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject only to the approval of an amendment to the charter of Parent by the holders of a majority in voting power of the outstanding shares of Parent Common Stock and the approval of the issuance of the Parent Common

Stock contemplated hereby in accordance with the rules of the NMS (the "PARENT STOCKHOLDER APPROVAL"), to consummate the Merger and the other transactions contemplated by this Agreement. Subject to the succeeding sentence, the execution, delivery and performance by each of Parent and Merger Sub of this Agreement, and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action (including, without limitation, the unanimous approval of the Board of Directors of each of Parent and Merger Sub), and no other corporate proceedings on the part of either Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the Parent Stockholder Approval and the filing and recordation of appropriate merger documents as required by the DGCL). Immediately following execution of this Agreement by the parties hereto, Parent, as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub its written consent in lieu of a meeting consenting to the adoption of this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms.

                 (b) Banc of America Securities LLC, advisor to the Board of Directors of Parent ("PARENT'S INDEPENDENT ADVISOR"), has delivered to the Board of Directors of Parent its written opinion dated the date of this Agreement, that, as of such date and based on and subject to the assumptions, qualifications and limitations contained therein, the Exchange Ratio is fair, from a financial point of view, to the stockholders of Parent. It is agreed and understood that such opinion is for the benefit of Parent's Board of Directors and may not be relied on by the Company.

                 (c) Parent has delivered to the Company a true and complete copy of the engagement agreement dated December 2, 2002, as amended by letter agreement dated December 10, 2002 and by letter agreement dated February 10, 2003, between Parent and Parent's Independent Advisor and Parent has delivered, or promptly after the execution of this Agreement Parent shall deliver, to the Company a copy of the written opinion of Parent's Independent Advisor. The engagement agreement remains in full force and effect as of the date hereof and has not been amended or otherwise modified since February 10, 2003.

         Section 5.4 NO CONFLICT. The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate Parent's or Merger Sub's Certificate of Incorporation or Parent's or Merger Sub's Bylaws or equivalent organizational documents of any of Parent's Subsidiaries, (ii) subject to SECTION 5.5, conflict with or violate any Law applicable to either Parent or Merger Sub or any of Parent's Subsidiaries or by which any property or asset of Parent or any of its Subsidiaries is bound or affected, or (iii) result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, result in any loss of benefit provided in any Contract, require any notice, consent or waiver, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any of its Subsidiaries pursuant to any Contracts to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any property or asset of any of them is bound or affected, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences not reasonably expected to result in, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is a party to or is bound by any agreement or covenant not to compete or by any agreement or covenant restricting or that will restrict in any material respect either the type of business in which Parent or its Subsidiaries may engage or the manner or locations in which any of them may so engage.

         Section 5.5 REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by each of them will not, require any consent, approval, authorization or permit of, or filing with (including without limitation the filing of transfer or similar tax returns) or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or "blue sky" laws, the rules and regulations of the NMS or NYSE, as applicable, and filing and recordation of appropriate merger documents as required by the DGCL, (ii) for those required by the HSR Act and
(iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 5.6 COMPLIANCE. Each of Parent and its Subsidiaries is being operated in compliance with all Laws applicable to Parent or any of its Subsidiaries or by which any property, business or asset of Parent or any of its Subsidiaries is bound or affected except as would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries and, to the Knowledge of Parent, no other party thereto, is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, result in any loss of benefit, require any notice, consent or waiver, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any of its Subsidiaries pursuant to) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 5.7 SEC FILINGS, FINANCIAL STATEMENTS.

                 (a) Parent has filed all forms, reports, statements and documents required to be filed with the SEC since January 1, 2000 (collectively, the "PARENT SEC REPORTS"), each of which has complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to the Parent SEC Reports, each as in effect on the date so filed. None of the Parent SEC Reports (including, but not limited to, any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (b) All of the financial statements included in the Parent SEC Reports, in each case, including any related notes thereto, as filed with the SEC (collectively, the "PARENT FINANCIAL STATEMENTS"), have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of the unaudited statements, to normal, recurring audit adjustments that will not be material in amount or effect) and fairly present the consolidated financial position of Parent and its Subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

                (c) There are no liabilities of Parent or any of its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, other than (i) liabilities disclosed in Parent's consolidated balance sheet as of February 2, 2002 (the "PARENT FEBRUARY 2002 BALANCE SHEET") included in Parent's Annual Report on Form 10-K for the fiscal year ended February 2, 2002 (the "PARENT 10-K"), (ii) liabilities incurred on behalf of Parent in connection with this Agreement and the contemplated Merger and (iii) liabilities incurred in the ordinary course of business consistent with past practice since February 2, 2002, none of which are, individually or in the aggregate, reasonably expected to result in a Parent Material Adverse Effect.

                 (d) Parent has provided the Company true and complete copies of all management letters received from its independent auditors since January 1, 2000, and if no such management letters have been received, Parent has provided copies of all correspondence from its independent auditors during such period relating to subject matter of the same type as would be included in a management letter.

         Section 5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as specifically contemplated by this Agreement, since February 2, 2002, Parent and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been (i) any events or occurrence of any conditions that have had or would reasonably be expected to result, individually or in the aggregate, in a Parent Material Adverse Effect,
(ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of Parent or any Subsidiary, (iii) any material change in accounting methods, principles or practices employed by Parent or any of its Subsidiaries or (iv) any action of the type described in SECTION 6.2 which had such action been taken after the date of this Agreement would be in violation of any such Section.

         Section 5.9 TAXES. Parent and each of its Subsidiaries have timely filed all material Tax Returns required to be filed by any of them. All such Tax Returns are correct and complete in all material respects. All Taxes of Parent and its Subsidiaries which are (i) shown as due on such Tax Returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Parent SEC Reports in accordance with GAAP. There are no liens for any Taxes upon the assets of Parent or any of its Subsidiaries, other than statutory liens for Taxes not yet due and payable and liens for real estate Taxes contested in good faith. Parent does not know of any proposed or threatened Tax claims or assessments which, individually or in the aggregate, exceed $250,000. Parent and each Subsidiary has disclosed on its Tax Returns all positions taken therein that would give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code and any similar provision of state, local or foreign Law. Neither Parent nor any of its Subsidiaries has made an election under Section 341(f) of the Code. Neither Parent nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Parent and each Subsidiary has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, officers, directors, independent contractors, creditors, stockholders or other third parties, except for such Taxes which individually or in the aggregate are not reasonably expected to result in a Parent Material Adverse Effect. The unpaid Taxes of Parent and its Subsidiaries for the current taxable period did not, as of the most recent Parent Financial Statement, exceed the reserve for Tax liability (disregarding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet in the most recent Parent Financial Statement. Neither Parent nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method. Neither Parent nor any of its Subsidiaries is a party to or subject to any tax sharing agreement, other than tax sharing agreements among Parent and/or its Subsidiaries. Neither Parent nor any of its Subsidiaries has entered into any agreement that could obligate it to make any payment that would be a nondeductible expense under Section 162(m) or Section 280G of the Code. Neither Parent nor any of its Subsidiaries has been the "distributing corporation" (within the meaning of Section 355 (c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 3-year period ending as of the date of this Agreement. Neither Parent nor any of its Subsidiaries has a permanent establishment in any foreign country as defined in any applicable Tax treaty or convention between the United States and that foreign country. Neither Parent nor any of its Subsidiaries owns an interest in a "passive foreign investment company," as defined in Section 1297 of the Code or a "controlled foreign corporation" as defined in Section 957 of the Code. Neither Parent nor any of its Subsidiaries (i) has been a member of an affiliated group, as defined in Section 1504(a) of the Code (other than a group the common parent of which was Parent); and (ii) has liability for the Taxes of any Person, other than Parent or any of its Subsidiaries, under (A)
Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), (B) as a transferee or successor, (C) by contract, or (D) otherwise. Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact or circumstance that may prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         Section 5.10 TITLE TO ASSETS. Parent and each of its Subsidiaries have good and marketable title to, or a valid leasehold or subleasehold interest in, all of their real and personal properties and assets reflected in the Parent February 2002 Balance Sheet or acquired after February 2, 2002 (other than assets disposed of since February 2, 2002 in the ordinary course of business consistent with past practice), in each case free and clear of all mortgages, title defects, liens, pledges, encumbrances and restrictions, except for (i) liens for Taxes accrued but not yet payable; (ii) liens arising as a matter of Law in the ordinary course of business with respect to obligations incurred after February 2, 2002, PROVIDED that the obligations secured by such liens are not delinquent; and (iii) such title defects, liens, encumbrances and restrictions, if any, as, individually or in the aggregate, are not reasonably expected to result in a Parent Material Adverse Effect. SECTION 5.10 OF THE PARENT DISCLOSURE LETTER sets forth a correct and complete list of all real property owned or leased by Parent or a Subsidiary of Parent. Parent and each of its Subsidiaries either own, or have valid leasehold interests in, all properties and assets used by them in the conduct of their business.

         Section 5.11 LITIGATION. There is (i) no Litigation pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries and
(ii) no judgment, order, injunction, decree, stipulation or award (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against or relating to Parent or any of its Subsidiaries which, in the case of either (i) or (ii) above, if adversely determined, would reasonably be expected to result in, a loss to Parent or any of its Subsidiaries in excess of $25,000.

         Section 5.12 EMPLOYEE BENEFIT PLANS AND AGREEMENTS.

                 (a) SECTION 5.12 OF THE PARENT DISCLOSURE LETTER lists all deferred compensation, pension, profit-sharing and retirement plans, and all bonus, welfare, severance policies and programs and other "employee benefit plans" (as defined in Section 3(3) of ERISA), fringe benefit or stock option, stock ownership, stock appreciation, phantom stock or equity (or equity-based) plans, including individual contracts, severance agreements, employee agreements, consulting agreements with individuals which either involve payment of in excess of $50,000 per year or are not terminable by Parent on 30 days' notice or less without the payment of amounts in consideration of termination, separation and change in control programs, agreements or arrangements, or employee retention agreements, providing the same or similar benefits, whether or not written, participated in or maintained by Parent or with respect to which contributions are made or obligations assumed by Parent in respect of Parent (including health, life insurance and other benefit plans maintained for former employees or retirees). Such plans or other arrangements are collectively referred to herein as "PARENT BENEFIT PLANS." Copies of all Parent Benefit Plans and related documents, including those setting out Parent's personnel policies and procedures, and including any insurance contracts, trust agreements or other arrangements under which benefits are provided, as currently in effect, and descriptions of any such plan which are not written have been made available for inspection by the Company. Parent has also made available for inspection by the Company a copy of the summary plan description, if any, for each Parent Benefit Plan, as well as copies of any other summaries or descriptions of any such Parent Benefit Plans which have been provided to employees or other beneficiaries since January 1, 2000.

                 (b) Each Parent Benefit Plan is in compliance with, and has been administered in all material respects consistent with, the presently applicable material provisions of ERISA, the Code and state law, including but not limited to the satisfaction of all applicable reporting and disclosure requirements under the Code, ERISA and state law. Parent has made all payments to, or in respect of, all Parent Benefit Plans as required by the terms of each such plan. Parent has filed or caused to be filed with the Internal Revenue Service annual reports on Form 5500 for each Parent Benefit Plan attributable to them for all years and periods for which such reports were required and within the time period required by ERISA and the Code, and copies of such reports filed since January 1, 2000 have been made available for inspection by the Company.

                 (c) No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred in respect of any such Parent Benefit Plan, and no civil or criminal action brought pursuant to Part 5 of Title I or ERISA is pending or is threatened in writing or orally against any fiduciary of any such plan.

                 (d) The Internal Revenue Service has issued a letter for each employee pension benefit plan, as defined in Section 3(2) of ERISA, listed in
SECTION 5.12 OF THE PARENT DISCLOSURE LETTER, determining that such plan is a qualified plan under Section 401(a) of the Code and is exempt from United States federal income tax under Section 501(a) of the Code, and Parent has no knowledge of any occurrence since the date of any such determination letter which has adversely affected such qualification. Parent does not maintain a plan or arrangement intended to qualify under Section 501(c)(9) of the Code.

                 (e) Neither Parent nor any entity that is treated as a single employer with Parent pursuant to Section 414(b), (c), (m) or (o) of the Code ("PARENT ERISA AFFILIATE") currently maintains, contributes to or has any liability with respect to any employee benefit plan that is subject to Title IV of ERISA, nor has previously maintained or contributed to any such plan that has resulted in any liability or potential liability for Parent under said Title IV.

                 (f) Parent does not maintain any Parent Benefit Plan that provides post-retirement medical benefits (other than benefits which are required by Law), post-employment benefits, death benefits or other post-retirement welfare benefits. With respect to any "welfare benefit plan" of Parent (as defined in Section 3(1) of ERISA) that is self-insured, the aggregate amount of all claims made pursuant to any such plan that have not yet been paid is set forth in SECTION 5.12 OF THE PARENT DISCLOSURE LETTER, together with each individual claim which could result in an uninsured liability in excess of $100,000 per participant or covered dependent.

                 (g) Neither Parent nor any Parent ERISA Affiliate maintains, nor has contributed since January 1, 2000 to, any multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA. No such employer currently has any liability to make withdrawal liability payments to any multiemployer plan. There is no pending dispute between any such employer and any multiemployer plan concerning payment of contributions or payment of withdrawal liability payments.

                 (h) All Parent Benefit Plans have been operated and administered in accordance with their respective terms and no inconsistent representation or interpretation has been made to any plan participant.

                 (i) On and after the Closing, no Parent Benefit Plan maintained by Parent shall cover or otherwise benefit any individuals other than current or former employees of Parent and its Subsidiaries (and their dependents and beneficiaries).

                 (j) Each Parent Benefit Plan may be amended and terminated in accordance with its terms, and, each such plan provides for the unrestricted right of Parent or any Subsidiary of Parent (as applicable) to amend or terminate such Plan.

                 (k) The Company and, including on and after the Closing, the Surviving Corporation and any Subsidiary, shall have no material liability for, under, with respect to or otherwise in connection with any employee benefit plan, which liability arises under ERISA or the Code, by virtue of Parent or any Subsidiary being aggregated, with any other person that is a Parent ERISA Affiliate, in a controlled group or affiliated service group for purposes of ERISA or the Code at any relevant time prior to the Closing. Neither Parent nor any Parent ERISA Affiliate has any outstanding agreement or commitment, whether in writing or otherwise, to increase or improve the compensation, benefits or terms and conditions of employment or service of any director, officer, employee or consultant which would violate the terms of the covenant set forth in SECTION 6.2(N) hereof.

                 (l) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as termination of employment) (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Parent or any of its Subsidiaries or Affiliates from Parent or any of its Subsidiaries or Affiliates under any Parent Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Parent Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any material benefits. No individual who is a party to an employment agreement listed in SECTION 5.12 OF THE PARENT DISCLOSURE LETTER or any change-of-control employment agreement with Parent has terminated employment or been terminated, nor has any event occurred that could give rise to a termination event, in either case under circumstances that has given, or could give, rise to a severance obligation on the part of Parent under such agreement.

         Section 5.13 LABOR AND EMPLOYMENT MATTERS.

                 (a) There are no agreements or arrangements on behalf of any officer, director or employee providing for payment or other benefits to such person relating to a change of control of Parent, severance payments or retention bonuses.

                 (b) Neither Parent nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other contracts, arrangements, agreements or understandings with a labor union or labor organization that was certified by the NLRB. There is no existing, pending or threatened (i) unfair labor practice charge or complaint, labor dispute, labor arbitration proceeding or any other matter before the NLRB or any other comparable state agency against or involving Parent or any of its Subsidiaries,
(ii) activity or proceeding by a labor union or representative thereof to organize any employees of Parent or any of its Subsidiaries, (iii) certification or decertification question relating to collective bargaining units at the premises of Parent or any of its Subsidiaries or (iv) lockout, strike, organized slowdown, work stoppage or work interruption with respect to such employees.

                 (c) Neither Parent nor any of its Subsidiaries has failed to pay when due any wages, bonuses, commissions, benefits, penalties or assessments or other monies, owed to, or arising out of the employment of or any relationship or arrangement with, any officer, director, employee, sales representative, contractor, consultant or other agent. There are no citations, investigations, administrative proceedings or formal complaints of violations of any federal or state wage and hour laws pending or threatened before the Department of Labor or any federal, state or administrative agency or court against or involving Parent or any of its Subsidiaries.

                 (d) There are no investigations, administrative proceedings, charges or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, disability, handicap or veteran status) pending or threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against or involving Parent or any of its Subsidiaries. No discrimination and/or retaliation claim is pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries under the 1866, 1877, 1964 or 1991 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, or any other federal law relating to employment or any comparable state or local fair employment practices act regulating discrimination in the workplace, and no wrongful discharge, libel, slander, invasion of privacy or other claim (including but not limited to violations of the Fair Credit Reporting Act, as amended, and any applicable whistleblower statutes) under any state or federal law is pending or threatened against Parent or any of its Subsidiaries.

                 (e) There are no citations, investigations, administrative proceedings or formal complaints of violations of local, state or federal occupational safety and health Laws pending or threatened before the Occupational Safety and Health Review Commission or any federal, state or local agency or court against or involving Parent or any of its Subsidiaries.

                 (f) Parent maintains adequate insurance with respect to workers' compensation claims pursuant to insurance policies that are currently in force, or has accrued an adequate liability for such obligations, including, without limitation, adequate accruals with respect to accrued but unreported claims and retroactive insurance premiums.


         Section 5.14 REAL ESTATE.

                 (a) SECTION 5.14(A) OF THE PARENT DISCLOSURE LETTER sets forth a true, correct and complete list of all real property (including improvements thereon) owned in fee simple by Parent or any of its Subsidiaries (collectively, the "PARENT OWNED REAL PROPERTY"). With respect to each such parcel of Parent Owned Real Property: (a) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel other than the Parent Leases; and (b) there are no outstanding rights of first refusal or options to purchase such parcel.

                 (b) SECTION 5.14 OF THE PARENT DISCLOSURE LETTER sets forth a true, correct and complete list of all of the leases and subleases (the "PARENT LEASES") and each leased and subleased parcel of real property in which Parent or any of its Subsidiaries is a tenant, subtenant, landlord or sublandlord (collectively, the "PARENT LEASED REAL PROPERTY") and for each Parent Lease indicates: (a) whether or not the consent of and/or notice to the landlord thereunder will be required in connection with the transactions contemplated by this Agreement; (b) its term and any options to extend the term; and (c) the current rent payable (including all occupancy costs other than utilities). The Parent (either directly or through a Subsidiary) holds a valid and existing leasehold or subleasehold interest or landlord or sublandlord interest as applicable in the Parent Leased Real Property, under each of the Parent Leases listed in SECTION 5.14(B) OF THE PARENT DISCLOSURE LETTER. The Parent has delivered or made available to Company true, correct and complete copies of each of the Parent Leases, including, without limitation, all amendments, modifications, side agreements, consents, subordination agreements and guarantees. With respect to each Parent Lease: (a) the Parent Lease is legal, valid, binding, enforceable and in full force and effect; (b) the Parent Lease will continue to be legal, valid, binding, enforceable and in full force and effect on the same terms and conditions following the Effective Time (other than such Parent Leases in which the landlord's consent to a change in control of Parent is required, which consent is listed on SECTION 5.14(B) OF THE PARENT DISCLOSURE LETTER); (c) neither the Parent (or its applicable Subsidiary), nor, to the Knowledge of the Parent, any other party to the Parent Lease, is in any material respect in breach or default under the Parent Lease, and no event has occurred that, with notice or lapse of time, would constitute a breach or default in any material respect by the Parent (or such Subsidiary) or permit termination, modification or acceleration under the Parent Lease by any other party thereto; (d) the Parent (or its applicable Subsidiary) has performed and will continue to perform all of its obligations in all material respects under the Parent Lease; (e) the Parent has not, and, to the Knowledge of the Parent, no third party has, repudiated any provision of the Parent Lease; (f) there are no disputes, oral agreements or forbearance programs in effect as to the Parent Lease other than those that, individually or in the aggregate, do not constitute a Parent Material Adverse Effect; (g) the Parent Lease has not been modified in any respect, except to the extent that such modifications are set forth in the documents previously delivered or made available to Company; (h) the Parent has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Parent Lease; and
(i) each guaranty by the Parent is in full force and effect and no default has occurred thereunder.

                 (c) The Parent Owned Real Property and the Parent Leased Real Property are referred to collectively herein as the "PARENT REAL PROPERTY." To the Knowledge of Parent, each parcel of Parent Real Property is in material compliance with all existing Laws, including, without limitation, (a) the Americans with Disabilities Act, 42 U.S.C. Section 12102 ET SEQ., together with all rules, regulations and official interpretations promulgated pursuant thereto, and (b) all Laws with respect to zoning, building, fire, life safety, health codes and sanitation. Parent and its Subsidiaries have received no notice of, and have no Knowledge of, any condition currently or previously existing on the Parent Real Property or any portion thereof that may give rise to any violation of, or require any remediation under, any existing Law applicable to the Parent Real Property if it were disclosed to the authorities having jurisdiction over such Parent Real Property other than those (i) arising in the ordinary course of business or (ii) that do not constitute, individually or in the aggregate, a Parent Material Adverse Effect.

                 (d) Parent has not received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, and, to the Knowledge of Parent, there are no such proceedings threatened, affecting any portion of the Parent Real Property. Parent has not received written notice of the existence of any outstanding writ, injunction, decree, Order or judgment or of any pending proceeding, and, to the Knowledge of Parent, there is no such writ, injunction, decree, Order, judgment or proceeding threatened, relating to the ownership, lease, use, occupancy or operation by any person of the Parent Real Property.

                 (e) To the Knowledge of Parent, the current use of the Parent Real Property does not violate in any material respect any instrument of record or agreement affecting such Parent Real Property. There are no violations of any covenants, conditions, restrictions, easements, agreements or Orders of any Governmental Entity having jurisdiction over any of the Parent Real Property that affect such Parent Real Property or the use or occupancy thereof other than those that do not, individually or in the aggregate, constitute a Parent Material Adverse Effect. No damage or destruction has occurred with respect to any of the Parent Real Property that, individually or in the aggregate, has had or resulted in, or is reasonably likely to have or result in, a Parent Material Adverse Effect.

                 (f) There are currently in effect such insurance policies for the Parent Real Property as are customarily maintained with respect to similar properties. True, correct and complete copies of all insurance policies maintained by Parent and its Subsidiaries with respect to the Parent Real Property have been delivered or made available to Company. All premiums due on such insurance policies have been paid by Parent, and Parent will maintain such insurance policies from the date hereof through the Effective Time or earlier termination of this Agreement. Parent has not received, and has no Knowledge of, any notice or request from any insurance company requesting the performance of, any work or alteration with respect to the Parent Real Property or any portion thereof. Parent has received no notice from any insurance company concerning, nor does Parent have any Knowledge of, any defects or inadequacies in the Parent Real Property that, if not corrected, would result in the termination of insurance coverage or would increase its cost.

                 (g) All buildings and other improvements included within the Parent Real Property (the "PARENT Improvements") are, in all material respects, adequate to operate such facilities as currently used, and, to Parent's Knowledge, there are no facts or conditions affecting any of the Parent Improvements that would, individually or in the aggregate, interfere in any significant respect with the current use, occupancy or operation thereof, which interference would, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect. With respect to the Parent Improvements, Parent has all rights of access that are reasonably necessary for the operation of its business.

                 (h) All required or appropriate certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "PARENT REAL PROPERTY PERMITS") of all Governmental Entities having jurisdiction over the Parent Real Property, the absence of which would be reasonably likely to cause a Parent store to cease its operations, have been issued to Parent to enable the Parent Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect. Parent has not received, or been informed by a third party of the receipt by it of, any notice that would be reasonably likely to cause a Parent store to cease its operations from any Governmental Entity having jurisdiction over the Parent Real Property threatening a suspension, revocation, modification or cancellation of any Parent Real Property Permit or requiring any remediation in connection with maintaining any Parent Real Property Permit, and, to the Knowledge of Parent, there is no basis for the issuance of any such notice or the taking of any such action.

         Section 5.15 ENVIRONMENTAL COMPLIANCE AND DISCLOSURE. To the Knowledge of Parent:

                 (a) Parent and each of its Subsidiaries possess, and are in compliance with, all permits, licenses and government authorizations and has filed all notices that are required under Environmental Laws applicable to Parent, each of its Subsidiaries and the Parent Real Property, and Parent, each of its Subsidiaries and the Parent Real Property are in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any Law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder.

                 (b) Neither Parent nor any of its Subsidiaries has received notice of actual or threatened liability under CERCLA or any similar state or local statute or ordinance from any governmental agency or any third party, and there are no facts or circumstances which would form the basis for the assertion of any claim against Parent or any of its Subsidiaries under any Environmental Laws including, without limitation, CERCLA or any similar local, state or foreign Law with respect to any on-site or off-site location.

                 (c) Neither Parent nor any of its Subsidiaries has entered into or agreed to, nor does Parent or any of its Subsidiaries contemplate entering into any consent decree or order, and are not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of hazardous materials under, any applicable Environmental Laws.

                 (d) Neither Parent nor any of its Subsidiaries has received notice that it is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of Parent or any of its Subsidiaries, its employees, agents or representatives or arising out of the ownership, use, control or operation by Parent or any of its Subsidiaries of any facility, site, area or property (including, without limitation, any facility, site, area or property currently or previously owned or leased by Parent or any of its Subsidiaries) from which any hazardous materials were released into the environment (the term "RELEASE" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term "ENVIRONMENT" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air).

                 (e) None of the Parent Owned Real Property or real property previously owned by Parent or any of its Subsidiaries contains any friable asbestos, regulated PCBs or underground storage tanks.

         Section 5.16 INTELLECTUAL PROPERTY.

                 (a) SECTION 5.16(A) OF THE PARENT DISCLOSURE LETTER sets forth a true and complete list of all Parent Owned Registered Intellectual Property and Parent Licensed Intellectual Property with respect to which Parent or its Subsidiaries makes annual license payments in cash in excess of $100,000 or in the form of other consideration with a value in excess of $100,000.

                 (b) For purposes of this Agreement, (i) "PARENT OWNED INTELLECTUAL PROPERTY" means Intellectual Property owned by Parent, (ii) "PARENT OWNED REGISTERED INTELLECTUAL PROPERTY" means the Parent Owned Intellectual Property that is the subject of a patent registration, copyright registration, trademark registration, Internet domain name registration or an application for any of the foregoing; and (iii) "PARENT LICENSED INTELLECTUAL PROPERTY" means the Intellectual Property licensed to Parent.

                 (c) SECTION 5.16(C) OF THE PARENT DISCLOSURE LETTER sets forth a true and complete list of all software, computer programs and databases owned by Parent which have been purchased from third parties, other than third-party software generally commercially available on a "shrink wrap" license or similar basis (the "PARENT OWNED SOFTWARE").

                 (d) (i) Parent owns (without the making of any payment to others or the obligation to grant rights to others in exchange, and free and clear of all liens, claims, changes, encumbrances or other restrictions of any kind whatsoever) all Parent Owned Intellectual Property and Parent Owned Software in all material respects necessary to the conduct of its business as presently being conducted and as presently proposed to be conducted.

                         (ii) Parent has the right to use all Parent Licensed
Intellectual Property in all material respects necessary to the conduct of its business as presently being conducted and as presently proposed to be conducted.

                         (iii) Parent has not received notice alleging that (i)
Parent has violated or is violating any Intellectual Property rights of any other Person or (ii) any other Person claims any interest in any Parent Owned Intellectual Property or Parent Owned Software.

                         (iv) Parent is not infringing upon or otherwise acting
adversely to and has not misappropriated any Intellectual Property owned by any other Person, there is no claim or action pending or overtly threatened with respect thereto and Parent has no Knowledge of any basis or ground for any such claim or action.

                         (v) Parent has no Knowledge of any infringement,
improper or unlicensed use by others, or misappropriation of any Parent Owned Intellectual Property or Parent Owned Software.

                         (vi) No director, officer, employee (including both
current and former employees), consultant (including both current and former consultants) or independent contractor (including both current and former contractors) of Parent, or Affiliates of any of the foregoing, owns, or has any rights in or claims to, directly or indirectly, in whole or in part, any Parent Owned Intellectual Property or Parent Owned Software.

                         (vii) Parent has, as of the date hereof, and will have
as of the Effective Date, satisfied all current requirements necessary to maintain the validity of all Parent Owned Intellectual Property, and the right to use such Parent Owned Intellectual Property in all material respects, necessary to the conduct of Parent's business as it is presently being conducted and as presently proposed to be conducted.

                         (viii) To the Knowledge of Parent, Parent is in
compliance with all licenses and other agreements pertaining to the Parent Owned Intellectual Property, Parent Licensed Intellectual Property and Parent Owned Software, and such licenses and other agreements are in compliance in all material respects with all applicable laws and regulations in all jurisdictions in which Parent conducts any business operations.

                         (ix) The consummation of the transactions contemplated
hereby will not alter or impair the rights and interests of Parent in the Parent Owned Intellectual Property, Parent Licensed Intellectual Property or Parent Owned Software.

         Section 5.17 MATERIAL CONTRACTS. Except for Contracts disclosed in the Parent SEC Reports filed prior to the date hereof ("PARENT MATERIAL CONTRACTS"), there are no Contracts to which Parent or any of its Subsidiaries is a party or by which it or any of its properties or assets are bound that are of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder or which are material to Parent and its Subsidiaries taken as a whole. Neither Parent nor any of its Subsidiaries has entered into any material Contract with any Affiliate of Parent that is currently in effect other than Contracts that are disclosed in the Parent SEC Reports filed prior to the date hereof.

         Section 5.18 INSURANCE POLICIES. Neither Parent nor any Subsidiary of Parent has received notice of any pending or threatened cancellation (retroactive or otherwise) with respect to any of the insurance policies in force naming Parent, any of its Subsidiaries or employees thereof as an insured or beneficiary or as a loss payable payee and each of Parent and such Subsidiaries is in compliance in all material respects with all conditions contained therein. There are no material pending claims against such insurance policies by Parent or any Subsidiary of Parent as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance policies that has not been properly filed by Parent or any Subsidiary. Set forth in SECTION 5.18 OF THE PARENT DISCLOSURE LETTER is a schedule of all of Parent's insurance policies.

         Section 5.19 MERCHANDISE VENDORS. Set forth in SECTION 5.19 OF THE PARENT DISCLOSURE LETTER is a list of the twenty largest merchandise vendors of Parent based on the dollar value of materials or products purchased by Parent for the fiscal year ended February 1, 2003.

         Section 5.20 VENDORS AND LANDLORDS. There is no dispute or disagreement between Parent or any of its Subsidiaries, on the one hand, and any vendor or landlord of Parent or any of its Subsidiaries, on the other hand, that is pending or, to the Knowledge of Parent, threatened that, in the aggregate, exceeds $1,000,000; and Parent is not aware of any basis on which any such dispute or disagreement could reasonably be expected to arise.

         Section 5.21 TERMINATED LEASES. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries have any liability of any kind (except for liabilities that may arise as a result of indemnification obligations or in respect of environmental matters) related to the closing of any store with respect to which Parent or any of its Subsidiaries terminated its leasehold or subleasehold interest. Neither Parent nor any of its Subsidiaries has received any notice of any such liability (whether actual, pending or threatened), and Parent and each of its Subsidiaries has made reasonable efforts to determine whether facts or circumstances exist that could reasonably be expected to result in any such notice.

         Section 5.22 INFORMATION SUPPLIED.

                 (a) None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to the holders of Company Common Stock or Parent Common Stock or at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act.

                 (b) Notwithstanding the foregoing provisions of this
SECTION 5.22, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by the Company for inclusion or incorporation by reference therein.

         Section 5.23 TRANSACTIONS WITH AFFILIATES. No director, officer or other Affiliate or Associate (or member of his or her immediate family) of Parent, any Subsidiary of Parent, or any company or business acquired by Parent since January 1, 1997 and no entity in which, to the Knowledge of Parent, any such director, officer or other Affiliate or Associate, owns any beneficial interest (other than less than 1% of a publicly held corporation), (i) is a party to any Contract or Parent Lease with, or relating to the business or operations of Parent or any Subsidiary of Parent; (ii) is a party to any Contract for or relating to indebtedness of Parent or any Subsidiary of Parent; or (iii) owns or has a right to use any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of Parent or any Subsidiary of Parent.

         Section 5.24 BROKERS. No broker, finder or investment banker (other than Parent's Independent Advisor and Leonard Green & Associates, L.P.) is entitled to any brokerage, finder's or other fee or commission payable by such person in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent. The aggregate amount of the fees payable to Leonard Green & Associates, L.P. in connection with the Merger and the transactions contemplated by this Agreement is set forth in SECTION 5.24 OF THE PARENT DISCLOSURE LETTER, including fees for services, if any, in connection with the credit facility referred to in SECTION 6.2(R) hereof.

         Section 5.25 BOARD APPROVAL. The Board of Directors of Parent, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "PARENT BOARD APPROVAL") has duly (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Parent and its stockholders and declared the Merger and the amendment of the charter of Parent advisable, (ii) approved this Agreement, (iii) recommended that Parent's stockholders grant the Parent Stockholder Approval and directed that such matter be submitted for consideration of Parent's stockholders at the Parent Stockholders Meeting and (iv) approved the issuance of Parent Common Stock contemplated hereby. The Parent Board Approval constitutes the approval of this Agreement and the transactions contemplated hereby (including without limitation the Merger) and thereby under the provisions of Section 203 of the DGCL such that the restrictions contained in Section 203 of the DGCL do not apply to this Agreement, or the transactions contemplated hereby (including without limitation the Merger) and thereby. To the Knowledge of Parent, no other state takeover statute is applicable to this Agreement or the transactions contemplated hereby (including without limitation the Merger) and thereby.

         Section 5.26 MERGER SUB. Merger Sub is a wholly owned Subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted operations only as contemplated by this Agreement.

         Section 5.27 VOTE REQUIRED. The Parent Stockholder Approval is the only vote of the holders of any class or series of capital stock or other securities of Parent or any Subsidiary of Parent necessary to approve the charter amendment and share issuance contemplated hereby.

         Section 5.28 DISCLOSURE. No representation, warranty or covenant made by Parent in this Agreement or in the Parent Disclosure Letter contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VI

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 6.1 COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated, permitted or required by this Agreement or as otherwise indicated on the Company Disclosure Letter or to the extent that Parent shall otherwise consent in writing, which consent, solely with respect to subsections (l), (m), (o) and (p) of this SECTION 6.1, shall not be unreasonably withheld or delayed):

                 (a) ORDINARY COURSE. The Company shall, and shall cause its Subsidiaries to, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and shall use reasonable best efforts to maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it; PROVIDED that any action which is explicitly permitted by any subsection of this SECTION 6.1 shall not be prohibited by this SECTION 6.1(A) unless it is explicitly and specifically prohibited by any other provision of this Agreement.

                 (b) DIVIDENDS; CHANGES IN SHARE CAPITAL. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire or modify the terms of any shares of its capital stock or any of its other securities.

                 (c) ISSUANCE OF SECURITIES. The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Company Common Stock upon the exercise of stock options or warrants or in connection with rights under other stock-based benefits plans, to the extent such options or rights are outstanding on the date hereof in accordance with their present terms, (ii) issuances by a wholly owned Subsidiary of the Company of capital stock to such Subsidiary's parent or (iii) in accordance with the Company Rights Agreement.

                 (d) GOVERNING DOCUMENTS. Except to the extent required to comply with its obligations hereunder (including, without limitation, SECTION 3.1(B)) or as required by law or required by the rules and regulations of the NYSE, the Company shall not, and shall cause its Subsidiaries not to, amend the Company Certificate of Incorporation or the Company Bylaws or other governing documents.

                 (e) NO ACQUISITIONS. The Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of a material amount of assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any material amount of assets, other than in the ordinary course of business consistent with past practice.

                 (f) NO DISPOSITIONS. The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of (including by way of a spin-off or similar transaction), any material amount of assets, other than
(i) in the ordinary course of business consistent with past practice, (ii) sale and leaseback real estate transactions with respect to Company Owned Property or
(iii) sales of mortgage notes secured by the Company's leased real property, PROVIDED that the Company shall promptly give Parent notice of any transaction referred to in clauses (ii) and (iii) hereof.

                 (g) TAX-FREE QUALIFICATION. The Company shall not, and shall not permit any of its Subsidiaries to, take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

                 (h) OTHER ACTIONS. The Company shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the conditions to the Merger not being satisfied or (ii) a material delay in the satisfaction of such conditions.

                 (i) ACCOUNTING METHODS. Except for changes made prior to the date hereof and set forth in SECTION 6.1(I) OF THE COMPANY DISCLOSURE LETTER or as required by a Governmental Entity, the Company shall not make any material change to its methods of accounting in effect at February 2, 2002, except as required by changes in GAAP as concurred with by the Company's independent auditors. The Company shall not change its fiscal year.

                 (j) REPRESENTATIONS AND WARRANTIES. The Company shall not, and shall not permit any of its Subsidiaries to, take any action that would, or be reasonably expected to, result in any of its representations and warranties set forth in this Agreement that is qualified as to materiality to no longer be true and correct in any respect or any of its representations or warranties set forth in this Agreement that is not so qualified to no longer be true and correct in any material respect.

                 (k) INDEBTEDNESS. (x) The Company shall not, and shall not permit any of its Subsidiaries to, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for (i) indebtedness for borrowed money incurred in the ordinary course of business under its existing revolving credit facility or (ii) sale and leaseback transactions to the extent permitted by SECTION 6.1(F) hereof or (y) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business or to or in any direct or indirect wholly owned Subsidiary of the Company.

                 (l) CAPITAL EXPENDITURE. Except for projects already approved by the Company and disclosed in writing to Parent, the Company shall not, and shall not permit any of its Subsidiaries to, make or agree to make any new capital expenditure or expenditures, or enter into any agreement or agreements providing for payments for capital expenditures which, in the aggregate, are in excess of $1,000,000.

                 (m) LITIGATION. The Company shall not, and shall not permit any of its Subsidiaries to, pay, discharge, settle or satisfy any claim, liability, obligation or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise) requiring payment by the Company of in excess of $1,000,000 (excluding attorneys' fees and expenses), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports or incurred since the date of such financial statements in the ordinary course of business consistent with past practice.

                 (n) EMPLOYEE BENEFITS. Except as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date hereof as disclosed in the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to: (1) other than as mutually agreed by the Company and Parent, increase the compensation payable or to become payable to its employees (except for increases in accordance with past practices in salaries or wages of employees earning less than $100,000 of the Company or any of the Company's Subsidiaries) or officers or (2) except for "stay" agreements hereafter approved by Parent, grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Law or the terms of a collective bargaining agreement.

                 (o) MATERIAL AGREEMENTS. Except as otherwise set forth in this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, terminate, cancel or request any material change in, or agree to any material change in, any material Contract of the Company or any material lease of the Company or enter into any Contract or lease material to the assets, liabilities, business, results of operations or condition (financial or otherwise) of the Company and the Company's Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice.

                 (p) TAX ELECTION. The Company shall not, and shall not permit its Subsidiaries to, make any material tax election.

                 (q) TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit its Subsidiaries to, enter into any transaction with any of its Affiliates or Associates other than pursuant to arrangements in effect on the date hereof.

                 (r) NEW CREDIT FACILITY. The Company shall use its reasonable best efforts to assist Parent in obtaining as of or prior to the Closing Date, the credit facility referred to in SECTION 8.1(E).

                 (s) COMPANY RIGHTS AGREEMENT. The Company shall not waive or amend any provisions of the Company Rights Agreement or take any action with respect to, or make any determination under, the Company Rights Agreement; PROVIDED that the Company may take action with respect to the Company Rights Agreement in connection with a Superior Proposal immediately prior to the termination of this Agreement pursuant to SECTION 9.1(G).

                 (t) OTHER ADVISORS. The Company agrees not to amend or modify the existing agreement between it and Company's Independent Advisor nor to enter into any new agreement with, or otherwise engage, any additional advisors or consultants in connection with the Merger and the transactions contemplated by this Agreement, except with the consent of the Chief Executive Officer of Parent which consent shall not be unreasonably withheld or delayed.

                 (u) AUTHORIZATION OF THE FOREGOING. The Company shall not, and shall not permit any of its Subsidiaries to, authorize, commit or agree to take any of the foregoing actions.

         Section 6.2 COVENANTS OF PARENT. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries that (except as expressly contemplated, permitted or required by this Agreement or as otherwise indicated on the Parent Disclosure Letter or to the extent that the Company shall otherwise consent in writing, which consent, solely with respect to subsections (l), (m), (o) and (p) of this
SECTION 6.2, shall not be unreasonably withheld or delayed):

                 (a) ORDINARY COURSE. Parent shall, and shall cause its Subsidiaries to, carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use reasonable best efforts to maintain its material rights and material franchises and preserve its material relationships with customers, suppliers and others having business dealings with it; PROVIDED that any action which is explicitly permitted by any subsection of this SECTION 6.2 shall not be prohibited by this SECTION 6.2(A) unless it is explicitly and specifically prohibited by any other provision of this Agreement.

                 (b) DIVIDENDS; CHANGES IN SHARE CAPITAL. Parent shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Parent which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire or modify the terms of any shares of its capital stock or any of its other securities.

                 (c) ISSUANCE OF SECURITIES. Parent shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Parent Common Stock upon the exercise of stock options or warrants or in connection with rights under other stock-based benefits plans, to the extent such options or rights are outstanding on the date hereof in accordance with their present terms or (ii) issuances by a wholly owned Subsidiary of Parent of capital stock to such Subsidiary's parent.

                 (d) GOVERNING DOCUMENTS. Except to the extent required to comply with its obligations hereunder, (including, without limitation, SECTION 3.1(A)) as required by law or by the rules and regulations of the NMS or the NYSE, Parent shall not, and shall cause its Subsidiaries not to, amend the Parent Certificate of Incorporation or the Parent Bylaws, or other governing documents.

                 (e) NO ACQUISITIONS. Parent shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of a material amount of assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any material amount of assets, other than in the ordinary course of business consistent with past practice.

                 (f) NO DISPOSITIONS. Parent shall not, and shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of (including by way of a spin-off or similar transaction), any material amount of assets, other than in the ordinary course of business consistent with past practice.

                 (g) TAX-FREE QUALIFICATION. Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

                 (h) OTHER ACTIONS. Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the conditions to the Merger not being satisfied or (ii) a material delay in the satisfaction of such conditions.

                 (i) ACCOUNTING METHODS. Except as required by a Governmental Entity, Parent shall not make any material change to its methods of accounting in effect at February 2, 2002, except as required by changes in GAAP as concurred with by Parent's independent auditors. Parent shall not change its fiscal year.

                 (j) REPRESENTATIONS AND WARRANTIES. Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would, or would be reasonably expected to, result in any of its representations and warranties set forth in this Agreement that is qualified as to materiality to no longer be true and correct in any respect or any of its representations or warranties set forth in this Agreement that is not so qualified to no longer be true and correct in any material respect.

                 (k) INDEBTEDNESS. Except as contemplated by SECTION 6.2(R) hereof, (x) Parent shall not, and shall not permit any of its Subsidiaries to, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for indebtedness for borrowed money incurred in the ordinary course of business under its existing revolving credit facility or (y) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business or to or in any direct or indirect wholly owned Subsidiary of Parent.

                 (l) CAPITAL EXPENDITURE. Except for projects already approved by Parent and disclosed in writing to the Company, Parent shall not, and shall not permit any of its Subsidiaries to, make or agree to make any new capital expenditure or expenditures, or enter into any agreement or agreements providing for payments for capital expenditures which, in the aggregate, are in excess of $1,000,000.

                 (m) LITIGATION. Parent shall not, and shall not permit any of its Subsidiaries to, pay, discharge, settle or satisfy any claim, liability, obligation or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise) requiring payment by Parent of in excess of $1,000,000 (excluding attorneys' fees and expenses), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of Parent included in the Parent SEC Reports or incurred since the date of such financial statements in the ordinary course of business consistent with past practice.

                 (n) EMPLOYEE BENEFITS. Except as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date hereof as disclosed in the Parent Disclosure Letter, Parent shall not, and shall not permit any of its Subsidiaries to: (1) other than as mutually agreed by the Company and Parent, increase the compensation payable or to become payable to its employees (except for increases in accordance with past practices in salaries or wages of employees earning less than $100,000 of Parent or any of Parent's Subsidiaries) or officers or (2) except for "stay" agreements hereafter approved by the Company, grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Parent or any of its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Law or the terms of a collective bargaining agreement.

                 (o) MATERIAL AGREEMENTS. Except as otherwise set forth in this Agreement, Parent shall not, and shall not permit any of its Subsidiaries to, terminate, cancel or request any material change in, or agree to any material change in, any material Contract of Parent or any material lease of Parent or enter into any Contract or lease material to the assets, liabilities, business, results of operations or condition (financial or otherwise) of Parent and Parent's Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice.

                 (p) TAX ELECTION. Parent shall not, and shall not permit its Subsidiaries to, make any material tax election.

                 (q) TRANSACTIONS WITH AFFILIATES. Parent shall not, and shall not permit its Subsidiaries to, enter into any transaction with any of its Affiliates or Associates other than pursuant to arrangements in effect on the date hereof.

                 (r) NEW CREDIT FACILITY. Parent shall use its reasonable best efforts to obtain, as of or prior to the Closing Date, the credit facility referred to in SECTION 8.1(E).

                 (s) LEONARD GREEN & ASSOCIATES, L.P. AND OTHER ADVISORS. Other than the fee disclosed on SCHEDULE 5.24 OF THE PARENT DISCLOSURE LETTER, Parent agrees not to pay Leonard Green & Associates, L.P. or any of its Affiliates any amounts other the $500,000 per annum fee payable pursuant to the existing agreement between Parent and Leonard Green & Associates, L.P. and not to amend, modify or extend such agreement. In addition, other than the fees disclosed on
SCHEDULE 5.24 OF THE PARENT DISCLOSURE LETTER, Parent agrees not to amend or modify the existing agreement between it and Parent's Independent Advisor or to enter into any new agreement with, or otherwise engage, any additional advisors or consultants in connection with the Merger and the transactions contemplated by the

Agreement, except with the consent of the Chief Executive Officer of the Company which consent shall not be unreasonably withheld or delayed.

                 (t) AUTHORIZATION OF THE FOREGOING. Parent shall not, and shall not permit any of its Subsidiaries to, authorize, commit or agree to take any of the foregoing actions.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

         Section 7.1 PREPARATION OF THE FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS; STOCKHOLDERS MEETINGS.

                 (a) As promptly as practicable following the date hereof, Parent and the Company shall jointly prepare and file with the SEC mutually acceptable preliminary proxy materials and any amendments or supplements thereof which shall constitute the joint proxy statement/prospectus relating to the matters to be submitted to the holders of the Company's Common Stock at the Company's Stockholders Meeting and the holders of the Parent Common Stock at the Parent's Stockholders Meeting (such proxy statement/prospectus, and any amendments or supplements thereto (the "JOINT PROXY STATEMENT/PROSPECTUS"), and Parent shall prepare and file with the SEC the Registration Statement on Form S-4 with respect to (i) the issuance of Parent Common Stock in the Merger (the "FORM S-4") in which the Joint Proxy Statement/Prospectus will be included as a prospectus and (ii) the amendments to its Certificate of Incorporation referred to in SECTION 3.1(A). The Form S-4 and the Joint Proxy Statement/Prospectus shall comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Each of Parent and the Company shall use all reasonable efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective under the Securities Act as promptly as practicable after filing it with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger. The parties shall promptly provide copies to each other, consult with each other and jointly prepare written responses with respect to any written comments received from the SEC with respect to the Form S-4 and the Joint Proxy Statement/Prospectus and promptly advise the other party of any oral comments received from the SEC. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and Form S-4 prior to filing such with the SEC and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation of reference) to the Joint Proxy Statement/Prospectus or Form S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed. Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent, its Subsidiaries and the Parent Stockholders Meeting will be deemed to have been supplied by Parent and information concerning or related to the Company, its Subsidiaries and the Company Stockholders Meeting shall be deemed to have been supplied by the Company.

                 (b) The Company shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS MEETING") for the purpose of obtaining the required Company Stockholder Approval. The Company shall use its reasonable efforts to obtain the Company Stockholder Approval and the Board of Directors of the Company shall recommend adoption of this Agreement by the stockholders of the Company. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first two sentences of this SECTION 7.1(B) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company or any other person of any Company Acquisition Proposal or Company Superior Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board's or committee's approval or recommendation of the Merger or this Agreement.

                 (c) Parent shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "PARENT STOCKHOLDERS MEETING") for the purpose of obtaining the required Parent Stockholder Approval. Parent shall use its reasonable efforts to obtain the Parent Stockholder Approval and the Board of Directors of Parent shall recommend approval by the stockholders of Parent of matters constituting the Parent Stockholder Approval. Without limiting the generality of the foregoing, Parent agrees that its obligations pursuant to the first two sentences of this SECTION 7.1(C) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Parent or any other person of any Parent Acquisition Proposal or Parent Superior Proposal or (ii) the withdrawal or modification by the Board of Directors of Parent or any committee thereof of such Board's or committee's approval or recommendation of the Merger or this Agreement.

                 (d) Merger Sub shall, immediately following execution of this Agreement, submit this Agreement to Parent, as the sole stockholder of Merger Sub, for adoption and approval. Upon such submission, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement and approve the transactions contemplated by this Agreement by unanimous written consent in lieu of a meeting in accordance with the requirements of the DGCL and the Certificate of Incorporation and Bylaws of Merger Sub.

                 (e) The Company Stockholders Meeting and the Parent Stockholders Meeting shall take place on the same date to the extent practicable.

         Section 7.2 ACCESS TO INFORMATION. Upon reasonable notice, each of Parent and the Company shall, and shall cause its Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records (including for purposes of observing or conducting physical inventory) and, during such period, each of Parent and the Company shall, and shall cause its Subsidiaries to, furnish promptly to the other party consistent with its legal obligations all other information concerning its business, properties and personnel as such other party may reasonably request; PROVIDED, HOWEVER, that each of Parent and the Company may restrict the foregoing access to the extent (i) that an agreement is required to be kept confidential in accordance with its terms, (ii) it is required by a Governmental Entity or (iii) that in the reasonable judgment of such party any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires it or its Subsidiaries to restrict access to any properties or information, and provided, further, that Parent and the Company, as the case may be, will use reasonable efforts to limit such restrictions and shall furnish information to the extent not so restricted. The parties will hold any such information in confidence to the extent required by, and in accordance with, the provisions of the letter agreement dated November 25, 2002, between Parent and the Company (the "CONFIDENTIALITY AGREEMENT"). Any investigation by Parent or the Company shall not affect the representations and warranties of Parent or the Company, as the case may be.

         Section 7.3 REASONABLE BEST EFFORTS.

                 (a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof and (ii) obtain and maintain all approvals, consents, waivers, registrations, permits, authorizations, clearances and other confirmations required to be obtained from any third party and/or any Governmental Entity that are necessary, proper or advisable to consummate the Merger and the transactions contemplated hereby (each a "REQUIRED APPROVAL"). In furtherance and not in limitation of the foregoing, each party hereto agrees to make as promptly as reasonably practicable, to the extent it has not already done so, (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby and (ii) all necessary filings with other Governmental Entities relating to the Merger, and, in each case, to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to such laws and to use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws as soon as practicable.

                 (b) Each of Parent and the Company shall, in connection with the efforts referenced in SECTION 7.3(A) to obtain all Required Approvals, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iii) promptly inform the other party of the timing and content of any communications with the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

                 (c) In furtherance and not in limitation of the covenants of the parties contained in SECTIONS 7.3(A) and 7.3(B), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity which would make the Merger or the transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the Merger or the transactions contemplated hereby, each of Parent and the Company shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other action or order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable. For purposes of this Agreement, "REGULATORY LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to regulate mergers, acquisitions or other business combinations.

         Section 7.4 NO SOLICITATION BY THE COMPANY.

                 (a) From and after the date of this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative (the "REPRESENTATIVES") retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or take any other action designed to facilitate any inquiries of the making of any proposal that constitutes a Company Acquisition Proposal or (ii) participate in any discussions or negotiations (including by way of furnishing information) regarding any Company Acquisition Proposal; PROVIDED, HOWEVER, that if, at any time prior to the date of the Company Stockholders Meeting (the "COMPANY APPLICABLE PERIOD"), the Board of Directors of the Company determines in good faith (after consultation with outside counsel), that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company and its Representatives may, in response to the receipt by the Company of a Company Acquisition Proposal which is, or which in the reasonable judgment of the Company Board of Directors is likely to lead to, a Company Superior Proposal which did not result from a breach of this SECTION 7.4(A), and PROVIDED that the Person making such Company Acquisition Proposal enters into a customary confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement (provided that such agreement need not include standstill provisions), (x) furnish information with respect to the Company and its Subsidiaries to the Person making such Company Acquisition Proposal and (y) participate in discussions or negotiations regarding such Company Acquisition Proposal.

                 (b) For purposes of this Agreement, a "COMPANY ACQUISITION PROPOSAL" means any written bona fide proposal made by a third party relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of the combined voting power of the shares of Company Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the combined voting power of the shares of Company Common Stock or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries in which the other party thereto or its stockholders will own 20% or more of the combined voting power of the parent entity resulting from any such transaction, other than transactions contemplated by this Agreement. For purposes of this Agreement, a "COMPANY SUPERIOR PROPOSAL" means any written bona fide proposal made by a third party and not solicited by the Company relating to any direct or indirect acquisition or purchase of 50% or more of the assets of the Company and its Subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of Company Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of the combined voting power of the shares of Company Common Stock or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries in which the other party thereto or its stockholders will own 50% or more of the combined voting power of the parent entity resulting from any such transaction, and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation and considering any modifications to this Agreement proposed by Parent), taking into account legal, financial, regulatory and other aspects of the proposal deemed appropriate by the Board of Directors of the Company, (i) to be more favorable from a financial point of view than the Merger (taking into account any amendments to the Merger proposed by Parent in response to the receipt by the Company of the proposal) to the Company's stockholders taken as a whole,
(ii) is capable of being completed reasonably promptly and (iii) for which financing, to the extent required, is then committed or is capable of being obtained by such third party.

                 (c) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement or fail to reaffirm such approval or recommendation within a reasonable amount of time after Parent requests such an affirmation, (ii) approve or recommend, or propose to approve or recommend, any Company Acquisition Proposal or Company Superior Proposal or (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement related to any Company Acquisition Proposal or Company Superior Proposal (each, a "COMPANY ACQUISITION Agreement") or propose publicly or agree to do any of the foregoing other than pursuant to the next sentence in order to facilitate such action. Notwithstanding the foregoing, during the Company Applicable Period, in response to a Company Superior Proposal which did not result from a breach of
SECTION 7.4(A), and provided that the Company is not in breach of this SECTION 7.4, if the Board of Directors of the Company determines in good faith (and after consultation with outside counsel and a financial advisor of national reputation), that it is required in order to comply with its fiduciary duties to the Company's stockholders under applicable law to take any action specified in clauses (i), (ii) or (iii) of the preceding sentence, it may take such action specified in clauses (i), (ii) or (iii) of the preceding sentence; PROVIDED that simultaneously with taking such action it also terminates this Agreement pursuant to SECTION 9.1(G) hereof and executes a definitive Company Acquisition Agreement to implement the Company Superior Proposal, but only at a time that is during the Company Applicable Period and is after the fifth Business Day following Parent's receipt of notice advising Parent that the Board of Directors of the Company is prepared to accept such Company Superior Proposal, specifying the terms and conditions of such Company Superior Proposal (including a copy of any relevant Company Acquisition Agreement). No such termination shall be effective unless and until Parent shall have received the Company Termination Fee.

                 (d) In addition to the obligations of the Company set forth in paragraphs (a) through (c) of this Section 7.4, the Company shall promptly (and no more than 24 hours after receipt) advise Parent of the receipt of any Company Acquisition Proposal, or any inquiry which would reasonably be expected to lead to a Company Acquisition Proposal or of any request for information in connection with a possible Company Acquisition Proposal, including the material terms and conditions of such request and the identity of the Person requesting such information or making such Company Acquisition Proposal, and will keep Parent reasonably and promptly informed of the status of any such request or proposal and the substance of any discussions relating to such Company Acquisition Proposal, including providing any information Parent may reasonably request. The Company will promptly provide Parent with a copy of any written materials (including emails) received from or on behalf of any third party with respect to or which could lead to any Company Acquisition Proposal and of any materials provided to such third party (including any information regarding the Company or its Subsidiaries not previously furnished to Parent).

                 (e) The Company shall and shall cause its Subsidiaries and Representatives, to cease immediately any existing discussions regarding a Company Acquisition Proposal, other than the transactions contemplated by this Agreement.

                 (f) Nothing contained in this SECTION 7.4 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the

Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Company's Board of Directors failure so to disclose would be inconsistent with its obligations under applicable law; PROVIDED, HOWEVER, that, subject to SECTION 7.4(C), neither the Company nor its Board of Directors nor any committee thereof shall approve or recommend, or propose publicly to approve or recommend, a Company Acquisition Proposal or withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement except as otherwise contemplated by this SECTION 7.4.

         Section 7.5 NO SOLICITATION BY PARENT.

                 (a) From and after the date of this Agreement, Parent shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its or its Subsidiaries' Representatives to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or take any other action designed to facilitate any inquiries of the making of any proposal that constitutes, a Parent Acquisition Proposal or (ii) participate in any discussions or negotiations (including by way of furnishing information) regarding any Parent Acquisition Proposal; PROVIDED, HOWEVER, that if, at any time prior to the date of the Parent Stockholders Meeting (the "PARENT APPLICABLE PERIOD"), the Board of Directors of Parent determines in good faith (after consultation with outside counsel), that it is required to do so in order to comply with its fiduciary duties to Parent's stockholders under applicable law, Parent and its representatives may, in response to the receipt by Parent of a Parent Acquisition Proposal which is, or which in the reasonable judgment of the Parent Board of Directors is likely to lead to, a Parent Superior Proposal which did not result from a breach of this SECTION 7.5(A), and PROVIDED that the Person making such Parent Acquisition Proposal enters into a customary confidentiality agreement on terms no less favorable to Parent than those contained in the Confidentiality Agreement (provided that such agreement need not include standstill provisions), (x) furnish information with respect to Parent and its Subsidiaries to the Person making such Parent Acquisition Proposal and (y) participate in discussions or negotiations regarding such Parent Acquisition Proposal.

                 (b) For purposes of this Agreement, a "PARENT ACQUISITION PROPOSAL" means any written bona fide proposal made by a third party relating to any direct or indirect acquisition or purchase of 20% or more of the assets of Parent and its Subsidiaries, taken as a whole, or 20% or more of any class or series of equity securities of Parent or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the combined voting power of the shares of Parent Common Stock, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its Subsidiaries in which the other party thereto or its stockholders will own 20% or more of the combined voting power of the parent entity resulting from any such transaction, other than the transactions contemplated by this Agreement. For purposes of this Agreement, a "PARENT SUPERIOR PROPOSAL" means any written bona fide proposal made by a third party and not solicited by Parent relating to any direct or indirect acquisition or purchase of 50% or more of the assets of Parent and its Subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of Parent Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of the combined voting power of the shares of Parent Common Stock or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its Subsidiaries in which the other party thereto or its stockholders will own 50% or more of the combined voting power of the parent entity resulting from any such transaction, and otherwise on terms which the Board of Directors of Parent determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation and considering any modifications to this Agreement proposed by the Company), taking into account legal, financial, regulatory and other aspects of the proposal deemed appropriate by the Board of Directors of Parent, (i) to be more favorable from a financial point of view than the Merger (taking into account any amendments to the Merger proposed by the Company in response to the receipt by Parent of the proposal) to Parent's stockholders taken as a whole, (ii) is capable of being completed reasonably promptly and (iii) for which financing, to the extent required, is then committed or is reasonably capable of being obtained by such third party.

                 (c) Neither the Board of Directors of Parent nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement or fail to reaffirm such approval or recommendation within a reasonable amount of time after the Company requests such an affirmation, (ii) approve or recommend, or propose publicly to approve or recommend, any Parent Acquisition Proposal or Parent Superior Proposal or (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement related to any Parent Acquisition Proposal or Parent Superior Proposal (each, a "PARENT ACQUISITION AGREEMENT") or propose publicly or agree to do any of the foregoing other than pursuant to the next sentence in order to facilitate such action. Notwithstanding the foregoing, during the Parent Applicable Period, in response to a Parent Superior Proposal which did not result from a breach of SECTION 7.5(A), and provided that Parent is not in breach of this SECTION 7.5, if the Board of Directors of Parent determines in good faith (and after consultation with outside counsel and a financial advisor of national reputation), that it is required in order to comply with its fiduciary duties to Parent's stockholders under applicable law to take any action specified in clauses (i), (ii) or (iii) of the preceding sentence, it may take such action specified in clauses (i), (ii) or (iii) of the preceding sentence; PROVIDED that simultaneously with taking such action it also terminates this Agreement pursuant to SECTION 9.1(H) hereof and executes a definitive Parent Acquisition Agreement to implement the Parent Superior Proposal, but only at a time that is during the Parent Applicable Period and is after the fifth Business Day following the Company's receipt of notice advising the Company that the Board of Directors of Parent is prepared to accept such Parent Superior Proposal, specifying the terms and conditions of such Parent Superior Proposal (including a copy of any relevant Parent Acquisition Agreement). No such termination shall be effective unless and until the Company shall have received the Parent Termination Fee.

                 (d) In addition to the obligations of Parent set forth in paragraphs (a) through (c) of this SECTION 7.5, Parent shall promptly (and no more than 24 hours after receipt) advise the Company of the receipt of any Parent Acquisition Proposal, or any inquiry which would reasonably be expected to lead to a Parent Acquisition Proposal, including the material terms and conditions of such request and the identity of the Person requesting such information or making such Parent Acquisition Proposal, and will keep the Company reasonably and promptly informed of the status of any such request or proposal and the substance of any discussions relating to such Parent Acquisition Proposal, including providing any information the Company may reasonably request. Parent will promptly provide the Company with a copy of any written materials (including emails) received from or on behalf of any third party with respect to or which could lead to any Parent Acquisition Proposal and of any materials provided to such third party (including any information regarding Parent or its Subsidiaries not previously furnished to the Company).

                 (e) Parent shall and shall cause its Subsidiaries and Representatives, to cease immediately any existing discussions regarding a Parent Acquisition Proposal, other than the transactions contemplated by this Agreement.

                 (f) Nothing contained in this SECTION 7.5 shall prohibit Parent from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to Parent's stockholders if, in the good faith judgment of

Parent's Board of Directors failure so to disclose would be inconsistent with its obligations under applicable law; PROVIDED, HOWEVER, that subject to SECTION 7.5(C), neither Parent nor its Board of Directors nor any committee thereof shall approve or recommend, or propose publicly to approve or recommend, a Parent Acquisition Proposal or Parent Superior Proposal or withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement except as otherwise contemplated by this SECTION 7.5.

         Section 7.6 COMPANY OPTIONS, RESTRICTED STOCK, COMPANY PLANS AND SEVERANCE AGREEMENTS.

                 (a) Parent agrees that all Company Benefit Plans (including the employment agreements, severance agreements, termination agreements and confidentiality and stay agreements (collectively, the "COMPANY AGREEMENTS") referenced therein) shall remain in full force and effect after the Effective Time, except to the extent modified pursuant to this SECTION 7.6, and Parent agrees to take all actions necessary to fully assume and adopt, or to cause the Company or a Subsidiary thereof to perform (and, as necessary in connection therewith, to assume and adopt), each such Company Benefit Plan and Company Agreement in its entirety and to perform the obligations of the Company thereunder outstanding as of the Effective Time in accordance with its terms; PROVIDED, HOWEVER, the foregoing shall not require Parent (or, as applicable, the Company or a Subsidiary) to continue any such Company Benefit Plan or Company Agreement; and, PROVIDED FURTHER, that it is expressly acknowledged and agreed that nothing in this sentence shall permit Parent (or, as applicable, the Company or a Subsidiary) to effect any amendment or termination of any such Company Benefit Plan or Company Agreement which amendment or termination reduces any accrued benefits in a manner that is not permitted by law or that is not permitted by such Company Benefit Plan or Company Agreement as in effect from time to time.

                 (b) The parties acknowledge that, unless otherwise provided in such plan, program or arrangement, as of the Effective Time or such earlier time as currently provided in any applicable plan, program or arrangement, all Company Stock Options shall vest in their entirety and become exercisable under the terms of the Company Stock Plans and any restrictions or limitations on transfer with respect to restricted stock awarded under the Company Stock Plans shall terminate or lapse so that such shares shall be freely transferable subject to applicable securities laws. As of the Effective Time, all references in Company Stock Plans to Company Common Stock shall thereafter be deemed to be references to Parent Common Stock multiplied by the Exchange Ratio.

                 (c) Each of the Board of Directors and the compensation committee of the Company has adopted such resolutions and taken such other actions as may be required to adjust the terms of all outstanding Company Stock Options (each, as so adjusted, an "ADJUSTED OPTION"), and modify all Company Stock Plans to provide that, (x) at the Effective Time, each individual Company Stock Option outstanding immediately prior to the Effective Time shall be amended and converted, on the same terms and conditions as were applicable under such Company Stock Option so that each such individual Company Stock Option to acquire shares of any class of the Company Common Stock will be converted into an option to acquire the number of shares of Parent Common Stock determined by MULTIPLYING (i) the number of shares of Company Common Stock subject to such Company Stock Option BY (ii) the Exchange Ratio (rounded down to the nearest whole share), at an exercise price determined by DIVIDING (A) the exercise price set forth in the Company Stock Option BY (B) the Exchange Ratio (rounded up to the nearest whole cent) and (y) except as set forth on SECTION 7.6(C) OF THE COMPANY DISCLOSURE LETTER, no provision of any Company Stock Plan or any other agreement, arrangement or understanding by or on behalf of the Company or any Subsidiary shall give any person the right to buy or receive any securities of Parent or any of its Affiliates following the Effective Time other than as provided in SECTION 1.4 hereof and this SECTION 7.6(C) or the right to buy or receive any securities of the Surviving Corporation following the Effective Time. Parent shall adopt at the Effective Time the Company Stock Option Plans and each

Adjusted Option and take all other action called for in this SECTION 7.6, including the reservation, issuance and listing of Parent Common Stock in a number at least equal to the number of shares of Parent Common Stock that will be subject to the Adjusted Options.

                 (d) Other than may result as a consequence of SECTION 7.6(B), the adjustments provided in this SECTION 7.6 with respect to any Company Stock Options to which Section 421(a) of the Code applies shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

                 (e) Prior to the Effective Time, Parent shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of the NMS, obtaining the approval of its stockholders at the Parent Stockholders Meeting) to assume at the Effective Time all obligations undertaken by, or on behalf of, the Company under SECTION 7.6(A).

                 (f) As soon as practicable following the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options and all other shares of Parent Common Stock to be issued or reserved for issuance under the Company Stock Plans. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options or any options or shares of stock granted under the Company Stock Plans after the Effective Time may remain outstanding.

                 (g) As soon as practicable after the Effective Time, the Company shall deliver to the holders of the Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Company Stock Options and that the Company Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this SECTION 7.6 after giving effect to the Merger).

         Section 7.7 FEES AND EXPENSES.

                 (a) Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except Expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement/Prospectus (including SEC filing fees) and the filing fees for the premerger notification and report forms under the HSR Act, which shall be shared equally by Parent and the Company. As used in this Agreement, "EXPENSES" means the out-of-pocket fees and expenses of the party's Independent Advisor, counsel and accountants, incurred by the party or on its behalf in connection with this Agreement and the transactions contemplated hereby, and the out-of-pocket expenses of the preparation, printing, filing and mailing of the Form S-4 and the Joint Proxy Statement/Prospectus and the solicitation of stockholder approvals related to the transactions contemplated hereby.

                 (b) (i) If after the execution hereof a Company Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or shall have been made directly to the stockholders of the Company generally or any Person shall have publicly announced an intention (whether or not conditional) to make a Company Acquisition Proposal and thereafter this Agreement is terminated by either Parent or the Company pursuant to SECTION 9.1(B) or SECTION 9.1(D)(I) and within 12 months of such termination the Company or any of its Subsidiaries enters into any Company Acquisition Agreement with respect to, or approves or consummates, any Company Acquisition Proposal (for these purposes all references to 20% in the definition of Company Acquisition Proposal shall be deemed to be references to

50%), then the Company shall promptly, but in no event later than the date of the earliest of such entry, approval or consummation, pay Parent a fee equal to $7,400,000 (the "COMPANY TERMINATION FEE"), payable by wire transfer of immediately available funds.

                         (ii) If this Agreement is terminated by Parent pursuant
to SECTION 9.1(F) (but only in the case of a willful breach), then the Company shall promptly, but in no event later than one Business Day after such termination, pay Parent the Company Termination Fee, payable by wire transfer of immediately available funds.

                         (iii) If this Agreement is terminated by the Company
pursuant to SECTION 9.1(G), then the Company shall promptly, but in no event later than immediately prior to such termination, pay Parent the Company Termination Fee, payable by wire transfer of immediately available funds.

                         (iv) If this Agreement is terminated by the Company or
Parent pursuant to SECTION 9.1(D)(I) or SECTION 9.1(F) and the Company has not paid and is not currently obligated to pay the Company Termination Fee pursuant to this SECTION 7.7(B), then, the Company shall reimburse Parent (not later than five Business Days after submission of a statement therefor) for all out-of-pocket fees and expenses actually incurred by or own behalf of Parent in connection with this Agreement and the transactions contemplated herein (including fees and disbursements payable to Parent's Independent Advisor, legal counsel and accountants for Parent) up to a maximum amount of $3,700,000; PROVIDED, that, if the Company Termination Fee subsequently becomes payable to Parent, then any amounts previously paid by the Company to Parent under this
Section 7.7(b)(iv) shall be offset against the amount of the Company Termination Fee.

                         (v) The Company acknowledges that the agreements
contained in this SECTION 7.7(B) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this SECTION 7.7(B), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for any amount set forth in this SECTION 7.7(B), the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on such amount at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                 (c) (i) If after the execution hereof a Parent Acquisition Proposal shall have been made to Parent or any of its Subsidiaries or shall have been made directly to the stockholders of Parent generally or any person shall have publicly announced an intention (whether or not conditional) to make a Parent Acquisition Proposal and thereafter this Agreement is terminated by either Parent or the Company pursuant to SECTION 9.1(B) or SECTION 9.1(D)(II) and within 12 months of such termination Parent or any of its Subsidiaries enters into any Parent Acquisition Agreement with respect to, or approves or consummates, any Parent Acquisition Proposal (for these purposes all references to 20% in the definition of Parent Acquisition Proposal shall be deemed to be references to 50%) then Parent shall promptly, but in no event later than the date of such termination, pay the Company a fee equal to $7,400,000 (the "PARENT TERMINATION FEE"), payable by wire transfer of immediately available funds.

                         (ii) If this Agreement is terminated by the Company
pursuant SECTION 9.1(E) (but only in the case of a willful breach), then Parent shall promptly, but in no event later than one Business Day after such termination, pay the Company the Parent Termination Fee, payable by wire transfer of immediately available funds.

                         (iii) If this Agreement is terminated by Parent
pursuant to SECTION 9.1(H), then Parent shall promptly, but in no event later than immediately prior to such termination, pay the Company the Parent Termination Fee, payable by wire transfer of immediately available funds.

                         (iv) If this Agreement is terminated by the Company or
Parent pursuant to SECTION 9.1(D)(II) or Section 9.1(e) and Parent has not paid and is not currently obligated to pay the Parent Termination Fee pursuant to this SECTION 7.7(C), then, Parent shall reimburse the Company (not later than five Business Days after submission of a statement therefor) for all out-of-pocket fees and expenses actually incurred by or own behalf the Company in connection with this Agreement and the transactions contemplated herein (including fees and disbursements payable to the Company's Independent Advisor, legal counsel and accountants for the Company) up to a maximum amount of $3,700,000; PROVIDED, that, if the Parent Termination Fee subsequently becomes payable to the Company, then any amounts previously paid by Parent to the Company under this SECTION 7.7(C)(IV) shall be offset against the amount of the Parent Termination Fee.

                         (v) Parent acknowledges that the agreements contained
in this SECTION 7.7(C) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails promptly to pay any amount due pursuant to this SECTION 7.7(C), and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent for any amount set forth in this SECTION 7.7(C), Parent shall pay to the Company its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on such amount at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

         Section 7.8 INDEMNIFICATION, EXCULPATION AND INSURANCE.

                 (a) Parent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (including rights for advancement of expenses) now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificate of incorporation or bylaws (or comparable organizational documents) shall survive the Merger and shall continue in full force and effect in accordance with their terms.

                 (b) For six years after the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those Persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof; PROVIDED, that Parent may substitute therefor policies of Parent containing terms with respect to coverage and amount no less favorable to such directors and officers; FURTHER PROVIDED, that in satisfying its obligation under this SECTION 7.8(B) Parent shall not be obligated to pay premiums in excess of the amount set forth on SECTION 7.8(B) OF THE COMPANY DISCLOSURE LETTER; and that if Parent is not able to obtain such coverage for such amount, Parent shall nevertheless be obligated to provide such coverage as may be obtained for such amount. In lieu of the foregoing, Parent may purchase six-year "tail" coverage covering acts or omissions prior to the Effective Time on substantially similar terms to the existing policy of the Company.

                 (c) In the event that Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent assume the obligations set forth in this SECTION 7.8.

                 (d) The provisions of this SECTION 7.8 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         Section 7.9 PUBLIC ANNOUNCEMENTS. Promptly after the date hereof, Parent and the Company will develop a joint communications plan and each party will ensure that all press releases and other public statements with respect to the transactions contemplated by this Agreement shall be consistent with such joint communications plan. Parent and the Company will consult with each other before issuing any press release or otherwise making any written public statement or making any presentations with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement or such presentation prior to such consultation and the reasonable approval of such press release, public statement or presentation by the other party, except as either party may determine is required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form theretofore agreed to by the parties.

         Section 7.10 NYSE LISTING. Prior to the Effective Time, Parent shall use its reasonable best efforts to cause the outstanding shares of Parent Common Stock and the shares of Parent Common Stock to be issued in connection with the Merger to be listed on the NYSE under the trading symbol "TSA," subject to official notice of issuance, as of or prior to the Effective Time.

         Section 7.11 AFFILIATE LETTER.

                 (a) At least five Business Days prior to the date of the Company Stockholders Meeting (with updates as appropriate thereafter), the Company shall identify to Parent all persons who will be, at the time of the Company Stockholders Meeting, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (including at a minimum, all those persons subject to the reporting requirements of Rule 16(a) under the Exchange Act).

                 (b) The Company shall obtain a written agreement in the form of EXHIBIT B from each person who is identified as an Affiliate of such party pursuant to clause (a) above. The Company shall deliver such written agreements to Parent at least five Business Days prior to the date of the Company Stockholders Meeting.

         Section 7.12 TAX TREATMENT. Each of Parent and the Company and their respective Subsidiaries shall use their reasonable best efforts to cause the Merger to qualify as a "reorganization" under the provisions of Section 368(a) of the Code and to obtain the opinions of counsel referred to in SECTIONS 8.1(F) and (G), including the execution of the letters of representation referred to therein updated as necessary. The Company and Parent (and their Subsidiaries) shall treat the Parent Common Stock received in the Merger by holders of Company Common Stock as property permitted to be received by Section 354 of the Code without the recognition of gain. Each of the Company and Parent covenants and agrees to, and agrees to cause its Affiliates to, use its reasonable best efforts to defend in good faith all challenges to the treatment of the reorganization as described in this SECTION 7.12. Each of the Company and Parent agree that if it becomes aware of any such fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code, it will promptly notify the other party in writing. Each of the Company and Parent will comply with all reporting and record-keeping obligations set forth in the Code and the Treasury regulations that are consistent with the Merger qualifying as a "reorganization" under the provisions of Section 368(a) of the Code.

         Section 7.13 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take any other actions and do any other things, in the name and on behalf of the Company, reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         Section 7.14 NOTICES OF CERTAIN EVENTS. Each of the Company and Parent shall promptly notify the other party of:

                 (a) the occurrence of any event whose occurrence would be likely to cause either (i) any representation or warranty contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any representation or warranty contained in this Agreement that is not so qualified becoming untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) any condition set forth in
ARTICLE VIII to not be satisfied or (iii) any changes or events having, or which are reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable.

                 (b) any failure of such party to comply with in any material respect any covenant or agreement to be complied with by it hereunder;

                 (c) any facts relating to such party which would make it necessary or advisable to amend the Joint Proxy Statement/Prospectus or the Form S-4 in order to make the statements therein not misleading or to comply with applicable law; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this SECTION 7.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and

                 (d) any notice or other communication from any Person alleging that a material consent of such Person is or may be required in connection with the transactions contemplated by this Agreement.

         Section 7.15 STOCKHOLDER LITIGATION. Each of Parent and the Company shall give the other the reasonable opportunity to consult in the defense of any stockholder litigation against Parent or the Company, as applicable, and its directors relating to the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                                   CONDITIONS

         Section 8.1 CONDITIONS TO THE OBLIGATION OF EACH PARTY. The respective obligations of Parent, Merger Sub and the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

                 (a) This Agreement and the transactions contemplated hereby (including, without limitation the Merger) shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock, and the charter amendment and the share issuance contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the Parent Common Stock;

                 (b) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (including, any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to, or any consent or approval withheld with respect to, the Merger, by any Governmental Entity) preventing the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that the parties invoking this condition shall use all commercially reasonable efforts to have any such order or injunction vacated;

                 (c) All actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger shall have been obtained or made (including the expiration or termination of any applicable waiting period under the HSR Act);

                 (d) The Form S-4 shall have been declared and shall remain effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC;

                 (e) Parent shall have entered into a credit facility providing substantially the same amount of financing as that provided in the financing commitment letter previously provided by Parent to the Company or such lesser amount of financing as otherwise mutually acceptable to Parent and the Company.

                 (f) Parent shall have received from Clifford Chance US LLP, counsel to Parent, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, a written opinion substantially in the form of EXHIBIT C dated as of such date to the effect that the Merger will qualify as a reorganization under Section 368(a) of the Code for federal income tax purposes. In rendering such opinion, counsel to Parent shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of EXHIBITS D AND F contained in representation letters of each of Parent and the Company dated as of or immediately prior to the date on which each opinion is given;

                 (g) The Company shall have received from Morgan, Lewis & Bockius LLP, counsel to the Company, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, a written opinion substantially in the form of EXHIBIT E dated as of such date to the effect that the Merger will qualify as a reorganization under Section 368(a) of the Code for federal income tax purposes. In rendering such opinion, counsel to the Company shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of EXHIBITS D AND F contained in representation letters of each of Parent and the Company dated as of or immediately prior to the date on which each opinion is given;

                 (h) The Company shall have obtained the consent to the Merger from all of the parties to the agreements listed in SECTION 8.1(H) OF THE COMPANY DISCLOSURE LETTER and shall have obtained all other consents from third parties, except where the failure to do so would not be reasonably expected to result, individually or in the aggregate, in a Company Material Adverse Effect; and

                 (i) Parent shall have obtained the consent to the Merger from all of the parties to the agreements listed in SECTION 8.1(I) OF THE PARENT DISCLOSURE LETTER and shall have obtained all other consents from third parties, except where the failure to do so would not be reasonably expected to result, individually or in the aggregate, in a Parent Material Adverse Effect.

         Section 8.2 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligations of Parent and Merger Sub to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

                 (a) (i) The representations and warranties of the Company in this Agreement shall be true and correct in all respects as of the date of the Agreement and as of the Effective Time (except to the extent such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement; and (iii) an officer of the Company shall have delivered to Parent and Merger Sub a signed certificate to the effect that each of the foregoing conditions is satisfied in all respects; and

                 (b) There shall not have occurred any change, condition, event or development that has, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Company Material Adverse Effect.

         Section 8.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. The obligations of the Company to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

                 (a) The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all respects as of the date of the Agreement and as of the Effective Time (except to the extent such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect; (ii) each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement; and (iii) an officer of each of Parent and Merger Sub shall have delivered to Parent and Merger Sub a signed certificate to the effect that each of the foregoing conditions is satisfied in all respects; and

                 (b) There shall not have occurred any change, condition, event or development that has, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Parent Material Adverse Effect.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         Section 9.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company or Parent:

                 (a) By mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

                 (b) By either the Company or Parent if the Closing of the Merger shall not have occurred on or before December 31, 2003 (the "TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this
SECTION 9.1(B) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

                 (c) By either the Company or Parent if any Governmental Entity
(i) shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action, in each case (i) and (ii) which is necessary to fulfill the conditions set forth in SECTION 8.1(C) and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 9.1(C) shall not be available to any party whose failure to comply with SECTION 7.3 has caused or resulted in such action or inaction;

                 (d) By either the Company or Parent if (i) the approval by the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote of the holders of the Company Common Stock at the Company Stockholders Meeting or at any adjournment or postponement thereof or (ii) the approval by the stockholders of Parent required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote of the holders of Parent Common Stock at the Parent Stockholders Meeting or at any adjournment or postponement thereof;

                 (e) By the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in SECTION 8.3 and (B) has not been or is incapable of being cured by Parent within 30 calendar days after its receipt of written notice thereof from the Company;

                 (f) By Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in SECTION 8.2 and (B) has not been or is incapable of being cured by the Company within 30 calendar days after its receipt of written notice thereof from Parent;

                 (g) By the Company in accordance with SECTION 7.4(C), but only if the Company is in compliance with such Section, including having paid the Termination Fee contemplated thereby; or

                 (h) By Parent in accordance with SECTION 7.5(C), but only if Parent is in compliance with such Section, including having paid the Termination Fee contemplated thereby.

         Notwithstanding anything else contained in this Agreement, the right to terminate this Agreement under this SECTION 9.1 shall not be available to any party (a) that is in material breach of its obligations hereunder or (b) whose failure to fulfill its obligations or to comply with its covenants under this Agreement has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of either party hereunder.

         Section 9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to SECTION 9.1 hereof, this Agreement shall forthwith be terminated and have no further effect except as specifically provided herein and, except as provided in this SECTION 9.2 and in SECTIONS 7.7 and 10.10 (each of which shall survive the termination hereof), there shall be no liability on the part of any party hereto, provided that nothing herein shall relieve any party from liability for any willful breach hereof.

         Section 9.3 AMENDMENTS. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and Parent, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 9.4 WAIVER. At any time prior to the Effective Time, whether before or after the Company Stockholders Meeting or the Parent Stockholders Meeting, any party hereto may (i) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (ii) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                   ARTICLE X

                               GENERAL PROVISIONS

         Section 10.1 NO THIRD-PARTY BENEFICIARIES. Other than as specifically provided herein, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

         Section 10.2 ENTIRE AGREEMENT. This Agreement, together with the Voting Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof.

         Section 10.3 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, HOWEVER, that Merger Sub may freely assign its rights to another wholly owned Subsidiary of Parent without such prior written approval but no such assignment shall relieve Merger Sub of any of its obligations hereunder.

         Section 10.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

         Section 10.5 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         Section 10.7 SUBMISSION TO JURISDICTION; WAIVERS. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns may be brought and determined in any Federal court located in the State of Delaware or any state court located in the State of Delaware and each party hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts, PROVIDED that the judgement of any such court may be enforced by any court of competent jurisdiction. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the above-named courts for any reason other than the failure to lawfully serve process; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; (c) to the fullest extent permitted by applicable law that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts; and (d) any right to a trial by jury.

         Section 10.8 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         Section 10.9 CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 10.10 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and this ARTICLE X.

         Section 10.11 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

                 (a) "ASSOCIATE" and "AFFILIATE" shall have the same meaning as set forth in Rule l2b-2 promulgated under the Exchange Act.

                 (b) "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of New York.

                 (c) "COMPANY MATERIAL ADVERSE EFFECT" shall mean, with respect to the Company, any change, event or effect that shall have occurred or, to the Knowledge of the Company, been threatened (exclusive, however, of any such changes, events or effects which have occurred prior to the date hereof AND have been disclosed to Parent in writing pursuant to this SECTION 10.11(C) prior to the date hereof), that is or is reasonably expected to (i) be materially adverse to the business, results of operations, properties, condition (financial or otherwise), assets and liabilities of the Company and its Subsidiaries taken as a whole or
(ii) prevent or materially delay the performance by the Company of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

                 (d) "KNOWLEDGE" of any Person that is not an individual means, with respect to any specific matter, the actual knowledge of such Person's executive officers after due inquiry.

                 (e) "PARENT MATERIAL ADVERSE EFFECT" shall mean, with respect to Parent, any change, event or effect that shall have occurred or, to the Knowledge of Parent, been threatened (exclusive, however, of any such changes, events or effects which have occurred prior to the date hereof AND have been disclosed to Parent in writing pursuant to this SECTION 10.11(E) prior to the date hereof), that is or is reasonably expected to (i) be materially adverse to the business, results of operations, properties, condition (financial or otherwise), assets and liabilities of Parent and its Subsidiaries taken as a whole or (ii) prevent or materially delay the performance by either Parent or Merger Sub of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

                 (f) "PERSON" means an individual, corporation, limited or general partnership, limited liability company, association, trust, joint venture, unincorporated organization, government or political agency or instrumentality or other entity or group (as defined in the Exchange Act).

                 (g) "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         Section 10.12 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by overnight courier service to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this SECTION 10.12:

         If to Parent or Merger Sub:   Gart Sports Company
                                       1050 West Hampden Avenue
                                       Englewood, Colorado  80110
                                       Attn:    General Counsel
                                       Telecopy:    303-864-2188

         with a copy to:               Clifford Chance US LLP
                                       200 Park Avenue
                                       New York, New York  10166
                                       Attn:   Brian Hoffmann, Esq.
                                               Richard D. Pritz, Esq.
                                       Telecopy:    212-878-8375

         If to the Company:            The Sports Authority, Inc.
                                       3383 North State Road 7
                                       Fort Lauderdale, Florida  33319
                                       Attn:    General Counsel
                                       Telecopy:    954-714-1728

         with a copy to:               Morgan, Lewis & Bockius LLP
                                       5300 Wachovia Financial Center
                                       200 South Biscayne Boulevard
                                       Miami, Florida  33131-2339
                                       Attn:    John S. Fletcher, Esq.
                                       Telecopy:    305-415-3001


                            (SIGNATURE PAGE FOLLOWS)










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


         IN WITNESS WHEREOF, the Company, Parent and Merger Sub and have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      GART SPORTS COMPANY


                                      By: /s/ John Douglas Morton
                                         ------------------------------------
                                          Name: John Douglas Morton
                                          Title: Chairman, Chief Executive
                                                 Officer and President


                                      GOLD ACQUISITION CORP.


                                      By: /s/ John Douglas Morton
                                         ------------------------------------
                                          Name: John Douglas Morton
                                          Title: President


                                      THE SPORTS AUTHORITY, INC.


                                      By: /s/ Martin E. Hanaka
                                         ------------------------------------
                                          Name: Martin E. Hanaka
                                          Title: Chairman and Chief Executive
                                                 Officer








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